Filed pursuant to Rule 424(b)(2)
File No. 333-282873

PROSPECTUS SUPPLEMENT
(to Prospectus dated October 29, 2024)

$200,000,000
5.125% Convertible Notes due 2029

We are an internally managed, closed-end, non-diversified investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Our business strategy is to achieve our investment objective of producing attractive risk-adjusted returns by generating current income from our debt investments and capital appreciation from our equity and equity related investments.

We are offering $200,000,000 principal amount of our 5.125% Convertible Notes due 2029 (the “notes”). The notes will bear interest at a rate of 5.125% per year, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2025. We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $30,000,000 principal amount of notes, solely to cover over-allotments. The notes will mature on November 15, 2029, unless earlier converted, redeemed or repurchased.

Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock, par value $0.25 per share (“common stock”), or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be 40.0000 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $25.00 per share of common stock). The conversion rate will be subject to adjustment in some events. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be.

We may not redeem the notes prior to November 20, 2027. We may redeem for cash all or any portion of the notes (subject to the partial redemption limitation described in this prospectus supplement), at our option, on a redemption date on or after November 20, 2027 and on or before the 45th scheduled trading day immediately prior to the maturity date if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

If we undergo a fundamental change, then, subject to certain conditions, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our general unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on the Nasdaq Global Select Market under the symbol “CSWC.” The last reported sale price of our common stock on the Nasdaq Global Select Market on October 31, 2024 was $24.18 per share.
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain important information about us that a prospective investor should know before investing in the notes. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, before investing in the notes. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, or by telephone at (214) 238-5700 or on our website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains information about us.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about November 8, 2024, which will be the third business day following the initial trade date for the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

Investing in the notes involves a high degree of risk, and should be considered highly speculative. See “Supplementary Risk Factors ” beginning on page S-7 of this prospectus supplement and “Risk Factors” beginning on page 10 of the accompanying prospectus and in our most recent Annual Report on Form 10-K, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider, including the risk of leverage, before investing in the notes.

Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price(1)	$985	$197,000,000

Underwriting discounts and commissions(2)	$30	$6,000,000

Proceeds to Capital Southwest Corporation, before expenses	$955	$191,000,000
(1)    Plus accrued interest, if any, from November 8, 2024.
(2)    See "Underwriting" for a description of the compensation payable to the underwriters.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Sole Book-Running Manager

Oppenheimer & Co.

Co-Managers

B. Riley Securities	ING

The date of this prospectus supplement is November 4, 2024

TABLE OF CONTENTS
Prospectus Supplement

Prospectus
S-i

INCORPORATION BY REFERENCE	81
AVAILABLE INFORMATION	82

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectuses prepared by, or on behalf of, us that relates to this offering of the notes. Neither we nor the underwriters have authorized any other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by, or on behalf of, us that relates to this offering of the notes. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by, or on behalf of us, that relates to this offering of the notes do not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement, the accompanying prospectus or in any free writing prospectus is complete and accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is complete and accurate as of any date other than the date of the document incorporated by reference containing such information, regardless of the time of delivery of this prospectus supplement or sale of the notes.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information included elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision to invest in the notes offered hereby. To understand the terms of the notes offered hereby before making your investment decision, you should carefully read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in sections titled “Available Information” and “Incorporation by Reference” beginning on page S-53 in this prospectus supplement and on page 82 of the accompanying prospectus. Together, this prospectus supplement and the accompanying prospectus describe the notes offered hereby. In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, the “Company,” “Capital Southwest,” “CSWC,” “we,” “us” and “our” refer to Capital Southwest Corporation and our subsidiaries.
Organization

Capital Southwest is an internally managed closed-end, non-diversified management investment company that specializes in providing customized financing to middle market companies in a broad range of investment segments located primarily in the United States. CSWC has elected to be regulated as a business development company under the 1940 Act. Our common stock currently trades on the Nasdaq Global Select Market under the ticker symbol “CSWC.”

We have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company ("RIC"), under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). As such, we generally will not have to pay U.S. federal income tax at corporate rates on any ordinary income or capital gains that we distribute to our shareholders as dividends. To continue to maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and timely distribute annually at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. We may be subject to U.S. federal income tax and a 4% U.S. federal excise tax, on any income that we do not timely distribute to our shareholders. Our U.S. federal income tax liability may be reduced to the extent that we make certain distributions during the following calendar year and satisfy other procedural requirements.

Capital Southwest Equity Investments, Inc. (the "Taxable Subsidiary"), Capital Southwest SPV LLC ("SPV"), and Capital Southwest SBIC I, LP ("SBIC I") are wholly owned subsidiaries of the Company and are consolidated in its financial statements. The Taxable Subsidiary was formed to permit us to hold certain interests in portfolio companies that are organized as limited liability companies (or other forms of pass-through entities) and allow us to satisfy the RIC tax requirement that at least 90% of our gross income for U.S. federal income tax purposes must consist of qualifying investment income. The Taxable Subsidiary has elected to be treated as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax at corporate rates based on its taxable income. SPV is a special purpose vehicle that was formed to hold investments for the special purpose vehicle financing credit facility (the "SPV Credit Facility") to support our investment and operating activities.

On April 20, 2021, SBIC I received a license from the U.S. Small Business Administration (the “SBA”) to operate as a small business investment company under Section 301(c) of the Small Business Investment Act of 1958, as amended. SBIC I has an investment strategy substantially similar to ours and makes similar types of investments in accordance with SBA regulations. SBIC I and its general partner are consolidated for financial reporting purposes under generally accepted accounting principles in the United States ("GAAP"), and the portfolio investments held by it are included in the consolidated financial statements.

On August 11, 2021, we received an exemptive order from the SEC to permit us to exclude the senior securities issued by SBIC I or any future SBIC subsidiary of the Company from the definition of senior securities in the asset coverage requirement applicable to the Company under the 1940 Act.

Overview

We specialize in providing customized debt and equity financing to lower middle market ("LMM") companies in a broad range of investment segments located primarily in the United States. Our investment objective is to produce attractive risk-adjusted returns by generating current income from our debt investments and capital appreciation from our equity and equity related investments. Our investment strategy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. We invest primarily in senior debt securities, secured by security interests in portfolio company assets. We also may invest in equity interests in our portfolio companies alongside our debt securities.

We focus on investing in companies with histories of generating revenues and positive cash flow, established market positions and proven management teams with strong operating discipline. We primarily target senior debt and equity investments in LMM companies. Our target companies typically have annual earnings before interest, taxes, depreciation and amortization ("EBITDA") between $3.0 million and $25.0 million, and our investments generally range in size from $5.0 million to $50.0 million. We make available significant managerial assistance to the companies in which we invest as we believe that providing managerial assistance to a portfolio company is critical to its business development activities.

We seek to fill the financing gap for LMM companies, which historically have had more limited access to financing from commercial banks and other traditional sources. The underserved nature of the LMM creates the opportunity for us to meet the financing needs of LMM companies while also negotiating favorable transaction terms and equity participations. Our ability to invest across a LMM company’s capital structure, from secured loans to equity securities, allows us to offer portfolio companies a comprehensive suite of financing options. Providing customized financing solutions is important to LMM companies. We generally seek to partner directly with financial sponsors, entrepreneurs, management teams and business owners in making our investments. Our LMM debt investments typically include senior loans with a first lien on the assets of the portfolio company. Our LMM debt investments typically have a term of up to five years from the original investment date. We also often seek to invest in the equity securities of our LMM portfolio companies.

Because we are internally managed, we do not pay any external investment advisory fees, but instead directly incur the operating costs associated with employing investment and portfolio management professionals. We believe that our internally managed structure provides us with a beneficial operating expense structure when compared to other publicly traded and privately held investment firms that are externally managed, and our internally managed structure allows us the opportunity to leverage our non-interest operating expenses as we grow our investment portfolio.

Our principal executive offices are located at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225. We maintain a website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.

Distributions

In the last twelve months ("LTM") ended September 30, 2024, CSWC generated $2.73 per share in pre-tax net investment income ("pre-tax NII") and paid out $2.29 per share in regular dividends, resulting in a LTM pre-tax NII regular dividend coverage of 119%. Since the launch of its credit strategy in 2015, CSWC has generated a pre-tax NII regular dividend coverage of 111%, and has declared a total of $4.06 per share in special and supplemental dividends. As of September 30, 2024, CSWC had an estimated undistributed taxable income of $0.64 per share. Additionally, from October 1, 2015 through September 30, 2024, CSWC has increased total value for shareholders (net asset value per share plus cumulative dividends paid) by $16.34 per share.

Investment Portfolio

CSWC has a highly disciplined investment process focused on the LMM. For the LTM ended June 30, 2024, CSWC made 18 new portfolio investments and 40 add-ons or upsizes to existing investments, totaling $491.9 million. As of September 30, 2024, CSWC had a total investment portfolio of approximately $1.5 billion at fair value. During the quarter ended September 30, 2024, CSWC had approximately $89.8 million in total new committed investments across four new portfolio companies and eleven existing portfolio companies, and had $45.2 million in total proceeds from four debt prepayments generating a weighted average internal rate of return of 14.5%.

CSWC utilizes an internally developed investment rating system to rate the performance of and monitor the expected level of returns for each debt investment in its portfolio. The investment rating system takes into account both quantitative and qualitative factors of the portfolio company and the investments held therein, including each investment’s expected level of returns and the collectability of our debt investments, comparisons to competitors and other industry participants and the portfolio company’s future outlook. The ratings are not intended to reflect the performance or expected level of returns of our equity investments.

•Investment Rating 1 represents the least amount of risk in our portfolio. The investment is performing materially above underwriting expectations and the trends and risk factors are generally favorable. The investment generally has a higher probability of being prepaid in part or in full.

•Investment Rating 2 indicates the investment is performing as expected at the time of underwriting and the trends and risk factors are generally favorable to neutral. All new loans are initially rated 2.

•Investment Rating 3 involves an investment performing below underwriting expectations and the trends and risk factors are generally neutral to negative. The investment may be out of compliance with financial covenants and interest payments may be impaired, however principal payments are generally not past due.

•Investment Rating 4 indicates that the investment is performing materially below underwriting expectations, the trends and risk factors are generally negative and the risk of the investment has increased substantially. Interest and principal payments on our investment are likely to be impaired.

As of September 30, 2024, approximately 94% of all debt investments were rated a "1" or a "2".

Portfolio Statistics

(1)     Weighted average investment rating is calculated at cost
(2)     At fair value

Risks Relating to our Business

Our business is subject to numerous risks, as described in the sections titled "Supplementary Risk Factors" and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings.

TERMS OF THE NOTES OFFERING
This summary sets forth certain terms of the notes that we are offering pursuant to this prospectus supplement and the accompanying prospectus. This section and the “Description of Notes” section in this prospectus supplement outline the specific legal and financial terms of the notes. You should read this section of the prospectus supplement together with the section titled “Description of Notes” beginning on page S-17 of this prospectus supplement and the more general description of the notes in the section titled “Description of Our Debt Securities” beginning on page 58 of the accompanying prospectus before investing in the notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the notes. As used in this summary, references to “we,” “our” and “us” refer only to Capital Southwest Corporation and not to its subsidiaries.

Issuer	Capital Southwest Corporation, a Texas corporation.
Securities	$200,000,000 principal amount of 5.125% Convertible Notes due 2029 (plus up to an additional $30,000,000 principal amount to solely cover over-allotments).
Maturity	November 15, 2029, unless earlier converted, redeemed or repurchased.
Interest
5.125% per year. Interest will accrue from November 8, 2024 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2025. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described in this prospectus supplement under “Description of Notes—Events of Default.”

Conversion Rights
Holders may convert all or any portion of their notes, in integral multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding the maturity date.

The conversion rate for the notes will initially be 40.0000 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $25.00 per share of common stock), subject to adjustment as described in this prospectus supplement.
Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See “Description of Notes—Conversion Rights—Settlement upon Conversion.”
In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be, as described in this prospectus supplement under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”
Upon conversion, unless you convert after the close of business on a record date for an interest payment but on or prior to the corresponding interest payment date, you will receive a cash payment representing accrued and unpaid interest to, but excluding, the conversion date.

Redemption at Our Option
We may not redeem the notes prior to November 20, 2027. We may redeem for cash all or any portion of the notes (subject to the limitation described in the next succeeding sentence), at our option, on a redemption date on or after November 20, 2027 and on or before the 45th scheduled trading day immediately prior to the maturity date if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we redeem less than all of the outstanding notes, at least $100,000,000 aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Fundamental Change
If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), then, subject to certain conditions, holders may require us to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Ranking
The notes will be our general unsecured obligations and will rank:
•senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
•equal in right of payment to any of our unsecured indebtedness that is not so subordinated, including our 4.50% Notes due 2026 (the “January 2026 Notes”), 3.375% Notes due 2026 (the “October 2026 Notes”) and 7.75% Notes due 2028 (the “August 2028 Notes” and together with the January 2026 Notes and the October 2026 Notes, the “Unsecured Notes”);
•effectively junior to any of our secured indebtedness, including, without limitation, our senior secured revolving credit facility (the “Corporate Credit Facility”), to the extent of the value of the assets securing such indebtedness; and
•structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries, including, without limitation, the SPV Credit Facility and the debentures guaranteed by the SBA (such debentures, the “SBA Debentures”).

As of September 30, 2024, the principal amount of our total consolidated indebtedness for borrowed money was $792.9 million, of which an aggregate of $792.9 million was senior indebtedness and an aggregate of $278.0 million was secured indebtedness. As of September 30, 2024, our subsidiaries had $240.3 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. As of September 30, 2024, after giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, the principal amount of our total consolidated indebtedness for borrowed money would have been $807.9 million. The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.

Use of Proceeds
We estimate that the proceeds from this offering will be approximately $193.6 million (or approximately $222.7 million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and estimated expenses payable by us. We intend to use the net proceeds from this offering to redeem in full the January 2026 Notes, to repay a portion of the outstanding indebtedness under the Corporate Credit Facility, and for general corporate purposes. However, through re-borrowings under the Corporate Credit Facility, we intend to make investments in accordance with our investment objective and strategies, and for other general corporate purposes, including payment of operating expenses. See “Use of Proceeds.”

Book-Entry Form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Risk Factors	Investing in the notes involves risks. See "Supplementary Risk Factors" and the section titled "Risk Factors" in the accompanying prospectus.
Certain U.S. Federal Income Tax Consequences
For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of common stock into which the notes may be converted, see “Certain U.S. Federal Income Tax Considerations” and the section titled "Certain U.S. Federal Income Tax Consequences" in the accompanying prospectus.

Nasdaq Global Select Market Symbol for Our Common Stock
Our common stock is listed on the Nasdaq Global Select Market under the symbol “CSWC.” The last reported sale price of our common stock on the Nasdaq Global Select Market on October 31, 2024 was $24.18 per share.

Trustee, Paying Agent and Conversion Agent	U.S. Bank Trust Company, National Association

SUPPLEMENTARY RISK FACTORS

An investment in the notes involves significant risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC.
Risks Related to the Notes

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries, including the SBA Debentures.

The notes will be our general unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated, including the Unsecured Notes; effectively junior to any of our secured indebtedness, including, without limitation, the Corporate Credit Facility, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries, including, without limitation, the SPV Credit Facility and the SBA Debentures. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure indebtedness ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured indebtedness has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of September 30, 2024, the principal amount of our total consolidated indebtedness for borrowed money was $792.9 million, of which an aggregate of $792.9 million was senior indebtedness and an aggregate of $278.0 million was secured indebtedness. As of September 30, 2024, our subsidiaries had $240.3 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. As of September 30, 2024, after giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, the principal amount of our total consolidated indebtedness for borrowed money would have been
$807.9 million.

The notes are our obligations only and a portion of our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, the Unsecured Notes, the Corporate Credit Facility, the SPV Credit Facility, and the SBA Debentures, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. We cannot assure you that market conditions will permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all. If market conditions do not permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all, at any time while the notes are outstanding, the trading price and liquidity of the notes may be adversely affected.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

In addition, the number of shares of our common stock available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor may not be sufficient for the implementation of a convertible arbitrage strategy. These and other market events could make implementing a convertible arbitrage strategy prohibitively expensive or infeasible. We cannot assure you that a sufficient number of shares of our common stock will be available to borrow on commercial terms, or at all, to potential purchasers in this offering or holders of the notes. If investors in this offering or potential purchasers of the notes that seek to employ a convertible arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. The Corporate Credit Facility restricts our ability to incur additional indebtedness, including secured indebtedness, but if the Corporate Credit Facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

Holders of the notes will have the right to require us to repurchase all or any portion of their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, as described below under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described below under “Description of Notes—Conversion Rights—Settlement upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or pay cash with respect to notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture governing the notes or to pay any cash payable on future conversions of the notes as required by the indenture governing the notes would constitute a default under the indenture governing the notes. A default under the indenture governing the notes or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The Corporate Credit Facility may limit our ability to pay any cash amount upon the conversion or repayment of the notes.

The Corporate Credit Facility may limit our ability to make cash payments on the conversion or repayment of the notes if an event of default exists under the Corporate Credit Facility or if, after giving effect to such conversion or repayment (and any additional indebtedness incurred in connection with such conversion or a repayment), we would not be in pro forma compliance with our financial covenants under the Corporate Credit Facility. Any new credit facility that we may enter into may have similar restrictions. Our failure to make cash payments upon the conversion or repayment of the notes as required under the terms of the notes would permit holders of the notes to accelerate our obligations under the notes.

Redemption may adversely affect your return on the notes.

We may not redeem the notes prior to November 20, 2027. We may redeem for cash all or any portion of the notes (subject to the “partial redemption limitation” described in “Description of Notes—Optional Redemption”), at our option, on a redemption date on or after November 20, 2027 and on or before the 45th scheduled trading day immediately prior to the maturity date if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. In addition, despite the partial redemption limitation, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline. See “Description of Notes—Optional Redemption.”

Conversion of the notes may dilute the ownership interest of our stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the notes may dilute the ownership interests of our stockholders. Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to settle our conversion obligation in shares of our common stock or a combination of cash and shares of our common stock, any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could be used to satisfy short positions, or anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

In August 2020, the Financial Accounting Standards Board published an Accounting Standards Update, which we refer to as ASU 2020-06, which simplifies certain of the accounting standards that apply to convertible notes. In accordance with ASU 2020-06, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.

In addition, we expect that the shares of common stock underlying the notes will be reflected in our diluted earnings per share using the “if converted” method, in accordance with ASU 2020-06. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share.

In addition, in the future, we may, in our sole discretion, irrevocably elect to settle the conversion value of the notes in cash up to the principal amount being converted. Following such an irrevocable election, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share by assuming that all of the notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess, unless the result would be anti-dilutive.

We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. In addition, accounting standards may change in the future. Accordingly, we may account for the notes in a manner that is significantly different than described above.

Future sales of our common stock or equity-linked securities in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to our common stock to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 40 trading day observation period. If the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” and “Description of Notes—Consolidation, Merger and Sale of Assets.”

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date or if we deliver a notice of redemption, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or notice of redemption. The increase, if any, in the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption. In addition, if the “stock price” (as defined below under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”) is greater than $30.00 per share or less than $22.33 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 44.7828 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends (excluding regular quarterly dividends in an amount that do not exceed $0.58 per share) and certain issuer tender or exchange offers as described below under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-

party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase all or any portion of your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

Certain provisions in the indenture governing the notes may delay or prevent an otherwise beneficial takeover attempt of us.

Certain provisions in the indenture governing the notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture governing the notes will require us, except as described in this prospectus supplement, to repurchase the notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the notes and/or increase the conversion rate, which could make it costlier for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We intend to seek a rating on the notes. If such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends (excluding regular quarterly dividends in an amount that do not exceed $0.58 per share). If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date or if we deliver a notice of redemption, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change or notice of redemption, as the case may be. Such increase also may be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined below under “Certain U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Certain U.S. Federal Income Tax Considerations” and the section titled "Certain U.S. Federal Income Tax Consequences" in the accompanying prospectus.

Because the notes will initially be held in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. However, we can make no assurances that you will timely receive any such communications.

Risks Related to our Common Stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes.

In the twelve-month period ending on October 31, 2024, the market price for our common stock has varied between a high closing price of $27.20 on May 14, 2024 and a low closing price of $21.38 on November 1, 2023. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “Risk Factors—Risks Related to Our Business and Structure” in our most recent Annual Report on Form 10-K; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and an announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of October 31, 2024, we had outstanding approximately 47,686,685 shares of our common stock. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock, and the value of your notes, to decline.

Provisions of Texas law and our charter could deter takeover attempts, which could reduce the market price of our common stock and the value of your notes.

We are a Texas corporation, and Texas law and our charter each contain provisions that may have the effect of discouraging, delaying or making difficult a change in control. The existence of these provisions, among others, may have a negative impact on the price of our common stock and the value of the notes, and may discourage third-party bids for ownership of the Company. These provisions may prevent any premiums being offered to you for the notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of the notes may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “predict,” “will,” “continue,” “likely,” “would,” “could,” “should,” “expect,” “anticipate,” “potential,” “estimate,” “indicate,” “seek,” “believe,” “target,” “intend,” "plan" or “project” or the negative of these words or other variations on these words or comparable terminology. The matters described in “Supplementary Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in the accompanying prospectus and our most recent Annual Report on Form 10-K that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as subsequent filings with the SEC, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of the notes may include statements as to:

•our future operating results;

•market conditions and our ability to access debt and equity capital and our ability to manage our capital resources effectively;

•changes in the markets in which we invest and changes in financial and lending markets generally;

•the timing of cash flows, if any, from the operations of our portfolio companies;

•our business prospects and the prospects of our existing and prospective portfolio companies;

•the financial condition and ability of our existing and prospective portfolio companies to achieve their objectives;

•the adequacy of our cash resources and working capital;

•our ability to recover unrealized losses;

•our expected financings and investments;

•our contractual arrangements and other relationships with third parties;

•the impact of interest rate volatility and inflation on our business and our portfolio companies;

•the impact of a protracted decline in the liquidity of credit markets on our business;

•our ability to operate as a BDC and to qualify and maintain our qualification as a RIC, including the impact of changes in laws or regulations, including tax reform, governing our operations or the operations of our portfolio companies;

•our ability to operate our wholly owned subsidiary, SBIC I, as a small business investment company;

•the dependence of our future success on the general economy and its impact on the industries in which we invest;

•the impact of supply chain disruptions and labor shortages on our portfolio companies, changes in laws and regulations, changes in political, economic, or industry conditions, and changes in the interest rate environment or other conditions affecting the financial and capital markets;

•our ability to successfully invest any capital raised in an offering;

•the return or impact of current and future investments;

•the performance and the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•our regulatory structure and tax treatment; and

•the timing, form and amount of any dividends or distributions.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to other information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and other documents that we may file with the SEC, as well as the section titled “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying prospectus, before making any investment in the notes.

USE OF PROCEEDS

We estimate that the proceeds from this offering will be approximately $193.6 million (or approximately $222.7 million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds from this offering to redeem in full the January 2026 Notes, to repay a portion of the outstanding indebtedness under the Corporate Credit Facility, and for general corporate purposes. However, through re-borrowings under the Corporate Credit Facility, we intend to make investments in accordance with our investment objective and strategies, and for other general corporate purposes, including payment of operating expenses.

As of October 31, 2024, we had $140 million aggregate principal amount of January 2026 Notes outstanding. The January 2026 Notes bear interest at a rate of 4.50% per year, payable semi-annually on January 31 and July 31 of each year. The January 2026 Notes are the direct unsecured obligations of the Company, rank pari passu with the Company's other outstanding and future unsecured unsubordinated indebtedness and are effectively or structurally subordinated to all of the Company's existing and future secured indebtedness, including borrowings under the Corporate Credit Facility, the SPV Credit Facility, and the SBA Debentures.

As of October 31, 2024, we had $215 million aggregate principal amount of indebtedness outstanding under the Corporate Credit Facility. The Corporate Credit Facility matures on August 2, 2028, and borrowings under the Corporate Credit Facility currently bear interest on a per annum basis equal to Adjusted Term SOFR plus 2.15%.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization:
•on an actual basis; and
•on an as adjusted basis to reflect:
◦the issuance and sale of $200.0 million aggregate principal amount of the notes offered hereby (assuming no exercise of the underwriters' over-allotment option), after deducting underwriting discounts and commissions and estimated expenses payable by us; and

◦the application of the net proceeds of this offering to (x) redeem in full the January 2026 Notes, and (y) repay $45.0 million of outstanding indebtedness under the Corporate Credit Facility.
This table should be read together with “Use of Proceeds” and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the accompanying prospectus and in our most recent Quarterly Report on Form 10-Q, and our most recent consolidated financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2024
	Actual	As Adjusted
	(in thousands, except share and per share numbers)
Cash and cash equivalents	$47,237	$55,820
Borrowings:
Credit Facilities(1)	$278,000	233,000
SBA Debentures (net of unamortized debt issuance costs)(2)	149,064	149,064
January 2026 Notes (net of unamortized debt issuance costs)	139,557	—
October 2026 Notes (net of unamortized debt issuance costs)	148,462	148,462
August 2028 Notes (net of unamortized debt issuance costs)	69,948	69,948
Notes offered hereby (net of unamortized debt issuance costs)	—	193,583
Total borrowings	$785,031	$794,057

Net Assets:
Common stock, $0.25 par value per share; 75,000,000 shares authorized, 47,686,685 shares issued and outstanding	$11,922	$11,922
Additional paid-in capital	855,177	855,177
Total distributable (loss) earnings	(75,841)	(76,284)
Total net assets	$791,258	$790,815
Total liabilities and net assets	$1,604,498	$1,610,101
(1)The above table reflects the carrying value of indebtedness outstanding under the Corporate Credit Facility and the SPV Credit Facility as of September 30, 2024. As of October 31, 2024, the aggregate principal amount of indebtedness outstanding under the Corporate Credit Facility and the SPV Credit Facility was $215 million and $105 million, respectively.
(2)The above table reflects the carrying value of indebtedness outstanding as of September 30, 2024. As of October 31, 2024, $153 million aggregate principal amount of indebtedness was outstanding under the SBA Debentures.

DESCRIPTION OF NOTES

We will issue the notes under a base indenture dated as of October 23, 2017, between us and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “base indenture”), as supplemented by the Sixth Supplemental Indenture (the “supplemental indenture” and together with the base indenture, the "indenture") with respect to the notes. This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

See “Available Information” for information on how to obtain a copy of the indenture.

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Capital Southwest Corporation and not to its subsidiaries.

General

The notes will:

•be our general unsecured obligations;

•initially be limited to an aggregate principal amount of $200.0 million (or $230.0 million if the underwriters’ over-allotment option is exercised in full);

•bear cash interest from November 8, 2024 at an annual rate of 5.125% payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2025;

•be subject to redemption at our option (subject to the “partial redemption limitation” described in “—Optional Redemption”), in whole or in part, on or after November 20, 2027 and on or before the 45th scheduled trading day immediately prior to the maturity date if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•mature on November 15, 2029, unless earlier converted, redeemed or repurchased;

•be issued in minimum denominations of $1,000 and integral multiples of $1,000; and

•initially be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 40.0000 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $25.00 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described below under “—Conversion Rights—Settlement upon Conversion.” Upon conversion, unless you convert after the close of business on a record date for an interest payment but on or prior to the corresponding interest payment date, you will receive a cash payment representing accrued and unpaid interest to, but excluding, the conversion date.

The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. The notes will not be guaranteed by any of our subsidiaries.

We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue date, issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax or securities law purposes, such additional notes will have one or more separate CUSIP numbers.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, par value $0.25 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay, or cause the paying agent to pay, the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay, or cause the paying agent to pay, the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its office in the contiguous United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States if such holder has provided us, the trustee or the paying agent (if other than the trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See “—Book-Entry, Settlement and Clearance.”

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of 5.125% per year until maturity. Interest on the notes will accrue from November 8, 2024 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an “interest payment date”), beginning on February 15, 2025.

Interest will be paid to the person in whose name a note is registered at the close of business on February 1, May 1, August 1 or November 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date, any redemption date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on such scheduled payment date, and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or, in the case of a payment under the indenture, the place of payment is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described below under “—Events of Default.”

Ranking

The notes will be our general unsecured obligations that will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment to any of our unsecured indebtedness that is not so subordinated, including the Unsecured Notes. The notes will effectively rank junior to any of our secured indebtedness, including, without limitation, the Corporate Credit Facility, to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables), including, without limitation, the SPV Credit Facility and the SBA Debentures. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of September 30, 2024, the principal amount of our total consolidated indebtedness for borrowed money was $792.9 million, of which an aggregate of $792.9 million was senior indebtedness and an aggregate of $278.0 million was secured indebtedness. As of September 30, 2024, our subsidiaries had $240.3 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. As of September 30, 2024, after giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, the principal amount of our total consolidated indebtedness for borrowed money would have been
$807.9 million.

The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See “Supplementary Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.”

Optional Redemption

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to November 20, 2027, the notes will not be redeemable. On a redemption date on or after November 20, 2027 and on or before the 45th scheduled trading day immediately prior to the maturity date, we may redeem for cash all or any portion of the notes (subject to the partial redemption limitation set forth below), at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 45 nor more than 65 scheduled trading days’ written notice before the redemption date to the trustee, the paying agent (if other than the trustee), the conversion agent (if other than the trustee) and each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date on such interest payment date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day. A “redemption period” shall be the period from, and including, the date of issuance of a notice of redemption until the close of business on the scheduled trading day immediately preceding the redemption date (or, if we default in the payment of the redemption price, until the redemption price has been paid or duly provided for). If a holder elects to convert notes during a redemption period, we will, under certain circumstances, increase the conversion rate for such notes as described below under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”

The “last reported sale price” of our common stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security) is traded. If our common stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

Except for purposes of determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if our common stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

If we elect to redeem fewer than all of the outstanding notes, at least $100,000,000 aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption (such requirement, the “partial redemption limitation”). If we decide to redeem fewer than all of the outstanding notes and the notes to be redeemed are global notes, the notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If we decide to redeem fewer than all of the outstanding notes and the notes to be redeemed are not global notes then held by DTC, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or an integral multiple thereof) by lot, on a pro rata basis or by another method the trustee considers to be fair and appropriate.

If the trustee (or DTC, with respect to global notes) selects a portion of your notes for partial redemption and you convert a portion of the same notes, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion Rights

General

Prior to the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate.

The conversion rate will initially be 40.0000 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $25.00 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under “—Settlement upon Conversion”) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, unless you convert after the close of business on a record date for an interest payment but on or prior to the corresponding interest payment date, you will receive a cash payment representing accrued and unpaid interest to, but excluding, the conversion date. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described below under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay the principal amount of the note.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Certain Distributions Notice

If, prior to the close of business on the business day immediately preceding August 15, 2029, we elect to:

•issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance (determined in accordance with the provisions described in the third paragraph of clause (2) under “—Conversion Rate Adjustments” below); or

•distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent (if other than the trustee) at least 50 scheduled trading days prior to the ex-dividend date for such issuance or distribution.

Certain Corporate Events Notice

We will notify in writing holders, the trustee and the conversion agent (if other than the trustee) of any transaction or event that constitutes a “fundamental change” (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or a “make‑whole fundamental change” (as defined below under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”) that occurs prior to the close of business on the business day immediately preceding the maturity date or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets that occurs prior to the close of business on the business day immediately preceding the maturity date, in each case, pursuant to which our common stock would be converted into cash, securities or other assets no later than the effective date of such transaction.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note (at which time such conversion will become irrevocable) and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•deliver the conversion notice and the note to the conversion agent (at which time such conversion will become irrevocable);

•if required, furnish appropriate endorsements and transfer documents; and

•if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has validly withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after August 15, 2029, and all conversions for which the relevant conversion date occurs during a redemption period, will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs during a redemption period, and any conversions for which the relevant conversion date occurs on or after August 15, 2029, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will deliver written notice to holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) during a redemption period, in the related notice of redemption or (ii) on or after August 15, 2029, no later than August 15, 2029). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or combination settlement and we will be deemed to have elected physical settlement in respect of our conversion obligation, as described below. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:

•if we elect physical settlement (or are deemed to have elected), we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

•if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

•if we elect combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the relevant observation period.

The “daily settlement amount,” for each of the 40 consecutive trading days during the relevant observation period, shall consist of:

•cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by 40 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 40 consecutive trading days during the relevant observation period, 1 / 40th of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means, for each of the 40 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CSWC <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to August 15, 2029, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

•if the relevant conversion date occurs during a redemption period, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the related redemption date; and

•subject to the immediately preceding bullet, if the relevant conversion date occurs on or after August 15, 2029, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on the Nasdaq Global Select Market or, if our common stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such notes shall be computed on the basis of the aggregate principal amount of the notes surrendered.

Except as described below under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement, or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Notwithstanding anything to the contrary herein, no holder shall be entitled to receive shares of common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 5.0% of the shares of common stock outstanding at such time (the “Limitation”). Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than the Limitation. If any delivery of shares of common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the Limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives us notice that such delivery would not result in it being the beneficial owner of more than 5.0% of the shares of common stock outstanding at such time. The Limitation shall no longer apply following the effective date of any fundamental change. The Trustee shall have no obligation to monitor any holder or beneficial owner's compliance with the Limitation.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1) If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under "—General—Certain Distributions Notice," in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

•spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 − FMV

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 = the conversion rate in effect immediately after the end of the valuation period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Optional Redemption” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4) If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.58 per share (the “initial dividend threshold”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 − T
SP0 − C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex‑dividend date for such dividend or distribution;

T = the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero; and

C = the amount in cash per share we distribute to all or substantially all holders of our common stock.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate under this clause (4).

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5) If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where,

CR0 = the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day of such observation period.

If we are obligated to purchase our common stock pursuant to any such tender or exchange offer described in this clause (5) but we are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, then the conversion rate will be decreased to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made on in respect of the purchases that have been effected.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described above under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to any applicable stock exchange listing rules, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to any applicable stock exchange listing rules, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a rights plan in effect.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•solely for a change in the par value of the common stock; or

•for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

•any consolidation, merger, combination or similar transaction involving us,

•any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we, or the successor or purchasing corporation, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described above under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify in writing holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as the board of directors reasonably considers necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

In connection with any adjustment to the conversion rate described above, we will also adjust the initial dividend threshold (as defined above under “—Conversion Rate Adjustments”) based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is composed solely of non-stock consideration, the initial dividend threshold will be zero.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change or notice of redemption, as the case may be), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption

If (i)(a) the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes or if (b) we deliver a notice of redemption as described above under “—Optional Redemption” and (ii) a holder elects to convert its notes in connection with such make-whole fundamental change or notice of redemption, as the case may be, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”). A conversion of notes will be deemed for these purposes to be “in connection with” a notice of redemption if the relevant notice of conversion of the notes is received by the conversion agent during the related redemption period.

Upon surrender of notes for conversion in connection with a make-whole fundamental change or a notice of redemption, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described above under “—Conversion Rights—Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will notify in writing holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make‑whole fundamental change occurs or becomes effective or the date we deliver the notice of redemption, as the case may be (in each case the “effective date”) and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or determined with respect to the notice of redemption, as the case may be. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or notice of redemption, as the case may be. In the event that a conversion in connection with a make-whole fundamental change would also be deemed to be in connection with a notice of redemption, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the effective date of the applicable make-whole fundamental change or the date we deliver the applicable notice of redemption, and the later event will be deemed not to have occurred for purposes of this section.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

		Stock Price
Effective Date	$22.33	$22.75	$23.50	$25.00	$27.50	$30.00
November 8, 2024········	4.7828	4.2426	3.3711	1.9580	0.4673	0.0000
November 15, 2025······	4.7828	4.2426	3.3711	1.9580	0.4673	0.0000
November 15, 2026······	4.7828	4.2426	3.3711	1.9580	0.4673	0.0000
November 15, 2027······	4.7828	4.2426	3.3711	1.9580	0.4673	0.0000
November 15, 2028······	4.7828	4.1262	3.1183	1.5696	0.2062	0.0000
November 15, 2029······	4.7828	2.6149	1.0383	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year.

•If the stock price is greater than $30.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•If the stock price is less than $22.33 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 44.7828 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or a notice of redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•the events causing a fundamental change;

•the effective date of the fundamental change;

•the last date on which a holder may exercise the repurchase right;

•the fundamental change repurchase price;

•the fundamental change repurchase date;

•the name and address of the paying agent and the conversion agent, if applicable;

•if applicable, the conversion rate and any adjustments to the conversion rate as a result of the fundamental change (or related make-whole fundamental change);

•that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder validly withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, or effect book entry transfer of the notes together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•if certificated, the certificate numbers of your notes to be delivered for repurchase;

•the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•the principal amount of the withdrawn notes;

•if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•the principal amount, if any, which remains subject to the repurchase notice.

If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•file a Schedule TO or any other required schedule under the Exchange Act; and

•otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Supplementary Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Sale of Assets” supersedes the information in the accompanying prospectus under the section titled “Description of our Debt Securities—Merger or Consolidation.”

The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

For purposes of the notes, the description below under this section titled "—Events of Default" supersedes the information in the accompanying prospectus under the section titled "Description of our Debt Securities—Events of Default".

Each of the following is an event of default with respect to the notes:

(1) default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right;

(4) our failure to give a fundamental change notice as described above under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”, a notice of corporate transaction as described above under "—Conversion Rights—Certain Corporate Events Notice," or a notice of distribution as described above under "—Conversion Rights—Certain Distributions Notice", in each case, when due;

(5) our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;

(6) our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(7) default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(8) certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X;

(9) a final judgment or judgments for the payment of $50,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(10) our failure to comply with our obligations under “—Investment Company Act.”

If an event of default occurs and is continuing, the trustee by written notice to us may, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately, without any action on the part of the trustee. If an event of default occurs and is continuing, the trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the notes or to enforce the performance of any provision of the notes or the indenture. The trustee may maintain a proceeding even if it does not possess any of the notes or does not produce any of them in the proceeding.

Notwithstanding the foregoing and notwithstanding the remedies afforded to the holders of the notes upon the occurrence and continuation of an event of default as set forth under “Description of our Debt Securities—Remedies if an Event of Default Occurs” in the accompanying prospectus, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 365 days, after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (i) 0.25% per annum of the principal amount of the notes outstanding for each day during the first 180 days during which such event is continuing beginning on, and including, the date on which such an event of default occurs, and (ii) 0.50% per annum of the principal amount of the notes outstanding from the 181st day to, and including the 365th day following the occurrence of an event of default, so long as such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify in writing all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 365-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;

•accrued and unpaid interest, if any, on; and

•the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered, and if requested, provided, to the trustee indemnity and/or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee written notice that an event of default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered, and if requested, provided to, the trustee security and/or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security and/or indemnity; and

(5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or if it is not provided with security and/or indemnity to its satisfaction and may take any other action it deems proper that is not inconsistent with any such direction received from holders. In addition, the trustee will not be required to expend its own funds under any circumstances.

The indenture will provide that in the event an event of default has occurred and is continuing, and if a responsible officer of the trustee has received written notice or actual knowledge of such event, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to the trustee against any loss, liability or expense caused by taking or not taking such action.

The indenture will provide that if a default or event of default occurs and is continuing and is notified in writing to a responsible officer of the trustee, the trustee shall deliver to each holder notice of the default within 90 days after it receives written notice or obtains such knowledge. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default or event of default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and Amendment

For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes the information in the accompanying prospectus under the section titled “Description of our Debt Securities—Modification or Waiver”. Subject to certain exceptions, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment or supplement may, among other things:

(1) reduce the principal amount of notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the stated time for payment of interest on any note;

(3) reduce the principal amount of or extend the stated maturity of any note;

(4) make any change that adversely affects the conversion rights of any notes;

(5) reduce the redemption price or the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6) make any note payable in money, or at a place of payment, other than that stated in the note;

(7) change the ranking of the notes;

(8) impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or

(9) make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

We and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor corporation of our obligations under the indenture;

(3) add guarantees with respect to the notes;

(4) secure the notes;

(5) add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6) make any change that does not adversely affect the rights of any holder;

(7) in connection with any transaction described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the notes are convertible into reference property, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(8) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

(9) conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

For purposes of the notes, the section titled “Description of our Debt Securities—Defeasance” in the accompanying prospectus will not apply.

We may satisfy and discharge our obligations under the indenture and the notes by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee, the paying agent and the conversion agent, and each of the trustee, paying agent and the conversion agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR or such successor, it being understood that the trustee shall not be responsible for determining whether such filings have been made.

Investment Company Act

We covenant that for the period of time during which the notes are outstanding, we shall not violate, whether or not we are subject to, Section 18(a)(1)(A) as modified by Section 61(a)(1) of the 1940 Act, or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, but giving effect to any exemptive relief that may be granted to us by the SEC.

Trustee

U.S. Bank Trust Company, National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

We urge you to read the disclosure under the section titled “Description of our Debt Securities—Book-Entry Procedures” in the
accompanying prospectus. All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except in the limited circumstances described below, owners of beneficial interests in a global note:

•will not be entitled to have notes represented by the global note registered in their names;

•will not receive or be entitled to receive physical, certificated notes; and

•will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, the paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material U.S. federal income tax considerations of the ownership, disposition and conversion of the notes and the ownership and disposition of the shares of common stock into which the notes may be converted. This summary does not purport to be a complete description of all such income tax considerations applicable to such an investment. The summary is based upon the Code, U.S. Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect, or to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel, other than an opinion of counsel rendered in connection with the execution and delivery of the underwriting agreement, with respect to the tax consequences of the ownership, disposition or conversion of the notes or the ownership or disposition of the shares of common stock into which the notes may be converted. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the notes and the shares of common stock into which the notes may be converted.

This summary discusses only notes and shares of common stock held as capital assets within the meaning of the Code (generally, property held for investment purposes) and does not purport to address persons in special tax situations, such as banks and other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts and regulated investment companies (and shareholders of such corporations), corporations that accumulate earnings to avoid U.S. federal income tax, dealers in securities or currencies, traders in securities, former citizens or long-term residents of the United States, persons holding the notes as a position in a “straddle,” “hedge,” “constructive sale transaction,” “conversion transaction,” “wash sale” or other integrated transaction for U.S. federal income tax purposes, entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, or U.S. holders (as defined below) whose functional currency (as defined in the Code) is not the U.S. dollar. It also does not address beneficial owners of the notes other than original purchasers of the notes who acquire the notes in this offering for cash at a price equal to their issue price (as defined below) or beneficial owners of our 4.50% Notes due 2026 that have such notes repurchased in connection with this offering. This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this summary only addresses U.S. federal income tax consequences, and does not address other U.S. federal tax consequences, including, for example, estate or gift tax consequences. This summary also does not address any alternative minimum tax consequences, U.S. state or local or non-U.S. tax consequences, or the Medicare contribution tax on net investment income. Investors considering purchasing the notes should consult their own tax advisors concerning the application of the U.S. federal income tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the notes and of owning and disposing of the shares of common stock into which the notes may be converted under the laws of any state, local, foreign or other taxing jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note or shares of our common stock that is, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of the Code) that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a “United States person” (within the meaning of the Code); or

•an estate the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. holder” is a beneficial owner of a note or our common stock who is neither a U.S. holder nor a partnership for U.S. federal income tax purposes (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) holds any notes or shares of common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding notes or shares of common stock, and persons holding interests in such partnerships, should each consult their own tax advisors as to the consequences in their individual circumstances of the ownership, disposition and conversion of the notes and the ownership and disposition of the shares of common stock into which the notes may be converted.

Taxation of U.S. Holders

Payments of Interest and Accrual of OID

Stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time that such interest is received or accrued in accordance with such U.S. holder’s regular method of tax accounting for U.S. federal income tax purposes.

The notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

The amount of OID, if any, with respect to a note is equal to the excess of its “stated redemption price at maturity” over its “issue price”. The “issue price” of a note is the first price at which a substantial amount of the issue of which such note is a part is sold to the public for money. For purposes of determining the issue price, sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers are ignored. The “stated redemption price at maturity” of a note is the sum of all payments required to be made on the note other than “qualified stated interest” payments. Qualified stated interest is generally interest that is payable based upon a single fixed rate or certain variable rates and that is unconditionally payable at least annually. Under a “de minimis exception,” if the difference between a note’s stated redemption price at maturity and its issue price is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the issue date to maturity, the note will not be considered to have OID. The de minimis exception is not expected to apply to the notes.

A U.S. holder of a note with OID generally will be required to include OID as ordinary income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, which generally will be in advance of receipt of the cash payments attributable to such income. Such OID will result in the acceleration of recognition of ordinary income to a cash method U.S. holder. Under the constant yield method, a U.S. holder of such notes will be required to include in income increasing amounts of OID.

A U.S. holder may elect to accrue all “interest” on a note as OID (i.e., using the constant yield method discussed above). If a U.S. holder elects this method, the note’s issue price will be deemed to be such holder’s basis in the note at the time of its acquisition, and all of the payments on the note will be treated as included in its stated redemption price at maturity. This election applies to any stated interest and OID (including discount that is de minimis) on a note, all as adjusted by any acquisition or other premium. This election may be made on an obligation-by-obligation basis but, once made may not be revoked without the consent of the IRS.

Sale, Exchange, Redemption, Repurchase, Retirement or Other Taxable Disposition of a Note

Except as provided in “—Conversion of the Notes Generally,” “—Conversion of the Notes into Cash,” “—Conversion of the Notes into Shares of Our Common Stock,” “—Conversion of the Notes into Cash and Shares of Our Common Stock,” “—Receipt of Cash in Lieu of Fractional Shares of Our Common Stock,” below, upon the sale, exchange, redemption, repurchase, retirement or other taxable disposition of a note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, repurchase, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the U.S. holder’s initial investment in the note, plus any amount, if any, included in income as OID or as a dividend by the U.S. holder upon an adjustment (or failure to make an adjustment) to the conversion rate of the note, as described in “—Constructive Distributions” below. Capital gain or loss generally will be long-term capital gain or loss if the note was held for more than one year at the time of the sale, exchange, redemption, repurchase, retirement or other taxable disposition of the note. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Conversion Rate Adjustments

The conversion rate of a note will be adjusted in certain circumstances, as described under “Description of Notes—Conversion Rate Adjustments” and “Description of Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.” An adjustment (or lack of an adequate adjustment) to the conversion rate that has the effect of increasing the proportionate interest of a holder of a note in our assets or earnings and profits may in some circumstances be treated as a constructive distribution of property to such holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of a holder of a note in our assets or earnings and profits generally will not be treated as such a constructive distribution of property. However, an adjustment to the conversion rate of a note made as a result of a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) to holders of our common stock generally will be treated as such a constructive distribution of property to a holder of a note even if such holder does not receive any cash or other property in connection with such adjustment and does not exercise its conversion right. As described under “Description of Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” if a make-whole fundamental change occurs, under some circumstances the conversion rate will be increased for a note converted in connection with the make-whole fundamental change. Such increase may be treated as such a constructive distribution of property.

Any constructive distribution of property to a holder of a note described above generally will be treated in the manner described below under “Taxation of U.S. Holders—Distributions on Our Common Stock”. However, it is not clear whether any such constructive distribution on a note treated as a dividend will be eligible for the preferential tax rate available to certain non-corporate U.S. holders with respect to qualified dividend income or for the dividends received deduction available to certain corporate U.S. holders. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

We are required under current law to report the amount of deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. The IRS has proposed U.S. Treasury regulations addressing the amount and timing of deemed distributions and related withholding and reporting obligations. If these proposed regulations are adopted, (i) the amount of a deemed distribution would be the excess of the fair market value of the right to acquire stock immediately after the adjustment to the conversion rate over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution would occur at the earlier of the date the adjustment occurs under the terms of the notes and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent would be required to make any applicable withholding on deemed distributions and, if there is no associated cash payment, may satisfy its withholding obligations by withholding on payments on the notes or our common stock or sales proceeds thereof received by, or other funds or assets of, a holder and (iv) we will continue to be required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes. The final U.S. Treasury regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

Conversion of the Notes Generally

As described above under “Description of Notes—Conversion Rights” and “Description of Notes—Settlement upon Conversion,” upon conversion of a note, a holder may receive solely cash, solely our common stock (and any cash received in lieu of a fractional share of our common stock) or a combination of cash and our common stock. The U.S. federal income tax consequences of each of these settlement methods are described below.

In addition, to the extent any cash is received in lieu of fractional shares, see “Receipt of Cash in Lieu of Fractional Shares of Our Common Stock” or “Receipt of Cash Attributable to Accrued and Unpaid Interest” below.

Conversion of the Notes into Cash

If a holder converts a note and receives solely cash, such holder generally will recognize gain or loss upon such conversion in an amount equal to the difference between the cash payment received upon such conversion and such holder’s “adjusted tax basis” in such note. Any gain or loss recognized by a holder upon conversion of a note into cash generally will be treated in the manner described above under “U.S. Holders—Sale, Exchange, Redemption, Repurchase, Retirement or Other Taxable Disposition of a Note”.

Conversion of the Notes into Shares of Our Common Stock

If a holder converts a note and receives solely shares of our common stock (and any cash received in lieu of a fractional share of our common stock), such holder generally will not recognize any income, gain or loss upon such conversion. A holder’s adjusted tax basis in the shares of our common stock received upon conversion of a note generally will be the same as such holder’s adjusted tax basis in such note at the time of conversion, and the holding period for the shares of our common stock so received generally will include the holding period of the note converted.

Conversion of the Notes into Cash and Shares of Our Common Stock

If a holder converts a note and receives a combination of cash and shares of our common stock, the treatment of such conversion is uncertain. Such conversion might be treated as a recapitalization for U.S. federal income tax purposes. In that case, (i) such holder would not be permitted to recognize any loss on such conversion but would be required to recognize gain in an amount equal to the lesser of (x) the cash payment (other than cash received in lieu of a fractional share of our common stock) or (y) the excess of the fair market value of the shares of our common stock plus the cash payment received in the conversion (other than cash received in lieu of a fractional share of our common stock) over such holder’s adjusted tax basis in such note at the time of conversion; (ii) such holder’s adjusted tax basis in such common stock would be the same as such holder’s adjusted tax basis in such note, increased by the amount of any recognized gain described in clause (i), and reduced by the amount of the cash payment; and (iii) such holder’s holding period of such shares of common stock generally would include the holding period of such note. Alternatively, such conversion could be treated as a sale of a portion of such note solely for cash and as an exchange of a portion of such note solely for shares of our common stock (with the applicable consequences described in the two immediately preceding paragraphs with respect to each such portion). Any gain or loss recognized by a holder upon conversion of a note into cash and shares of our common stock generally will be treated in the manner described above under “U.S. Holders—Sale, Exchange, Redemption, Repurchase, Retirement or Other Taxable Disposition of a Note”. In the event we are required to take a position with respect to such conversion for U.S. federal income tax purposes, we intend to treat such conversion as a recapitalization for such purposes to the extent permitted by applicable U.S. federal income tax law at the time of such conversion. Each holder should consult its tax advisor regarding the proper tax treatment of the receipt of a combination of cash and our common stock upon conversion of a note.

Receipt of Cash in Lieu of Fractional Shares of Our Common Stock

Any cash received by a holder in lieu of a fractional share of our common stock upon conversion generally will be treated as a payment in exchange for such fractional share of our common stock. As a result, such holder generally will recognize gain or loss in an amount equal to the difference between the cash received for such fractional share and such holder’s adjusted tax basis in such fractional share.

Receipt of Cash Attributable to Accrued and Unpaid Interest

Any cash received by a holder upon a conversion of a note that are attributable to accrued and unpaid interest generally will be treated as a payment of interest and subject to tax in the manner described below under “Taxation of U.S. Holders—Payments of Interest and Accrual of OID”. A holder’s tax basis in such shares of common stock attributable to accrued and unpaid interest generally will equal the fair market value of such shares of common stock at the time of conversion, and such holder’s holding period for such shares of common stock generally will commence on the day after the date of conversion.

Distributions on Our Common Stock

Distributions by us generally are taxable to U.S. holders as ordinary income or capital gain. Distributions of our “investment company taxable income” (which generally is our ordinary income excluding net capital gain) will be taxable as ordinary income to U.S. holders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate U.S. holders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for taxation at the reduced U.S. federal income tax rates applicable to “qualifying dividends,” provided that we properly report such distribution as “qualified dividend income” in a written statement furnished to our shareholders and certain holding period and other requirements are satisfied. In this regard, it is not anticipated that a significant portion of distributions paid by us will be attributable to qualifying dividends; therefore, our distributions generally will not qualify for the preferential rates applicable to qualified dividend income. Distributions of our net capital gain (which generally is our net long-term capital gain in excess of net short-term capital loss) properly designated by us as “capital gain dividends” will be taxable to a U.S. holder as long-term capital gain (at a maximum U.S. federal income tax rate of 20% in the case of individuals, trusts or estates), regardless of the U.S. holder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. holder’s adjusted tax basis in such shareholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gain to such U.S. shareholder.

For additional information regarding ownership of shares of our common stock, please see “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Sale, Exchange, Redemption or Other Taxable Disposition of our Common Stock

A U.S. holder generally will recognize taxable gain or loss if the holder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such holder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange therefor. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. The deductibility of capital losses is subject to limitations under the Code.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the notes, accruals of OID, constructive dividends deemed paid with respect to the notes, dividends with respect to our common stock, or proceeds received upon the sale or other disposition of such notes (including a redemption or retirement of the notes) or our common stock. Certain U.S. holders, such as corporations, are exempt from information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder:

•fails to furnish the U.S. holder’s taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

•furnishes an incorrect TIN;

•is notified by the IRS that the U.S. holder has failed properly to report payments of interest or dividends; or

•fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. holder” of a note or shares of our common stock into which the note may be converted. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them including any reporting requirements.

Interest and OID on the Notes

Generally, stated interest paid or accrued to a Non-U.S. holder and payments to a Non-U.S. holder attributable to OID that are not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an income tax treaty, is not attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are subject to withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). Nevertheless and subject to the discussion below concerning backup withholding and FATCA (as defined below), interest paid or accrued on a note to a Non-U.S. holder and payments to a Non-U.S. holder attributable to OID that are not effectively connected with the Non-U.S. holder’s conduct of a

U.S. trade or business (or, if required by an income tax treaty, is not attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax provided that:

•such Non-U.S. holder does not directly, indirectly or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•such Non-U.S. holder is neither a controlled foreign corporation that is related to us through sufficient direct, indirect or constructive stock ownership nor a bank that received interest or OID on the note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•one of the following applies: (1) the Non-U.S. holder certifies in a statement (generally, a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or an appropriate substitute form) provided to us or the paying agent, under penalties of perjury, prior to payment, that it is the beneficial owner of the notes and not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. holder, has received from the Non-U.S. holder a statement, under penalties of perjury, that such Non-U.S. holder is the beneficial owner of the notes and is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. holder holds its note directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-U.S. holder generally will be entitled to a reduction in or an exemption from U.S. federal withholding tax on interest or OID if the Non-U.S. holder provides us or our paying agent, prior to the payment of interest or OID, with a properly executed IRS FormW-8BEN or IRS FormW-8BEN-E, as applicable, or an appropriate substitute form (or other applicable certificate) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the Non-U.S. holder’s country of residence. A Non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply to Non-U.S. holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. holder generally also will be exempt from withholding tax on payments of interest and OID if such amount is effectively connected with such non-U.S. holder’s conduct of a United States trade or business and the Non-U.S. holder provides us with appropriate certification (as discussed below under the caption “—Income or Gain Effectively Connected with a U.S. Trade or Business”).

Disposition of the Notes or Shares of Common Stock

Subject to the discussions of backup withholding and FATCA withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement, conversion or other taxable disposition of a note or shares of common stock into which a note may be converted unless:

•the gain is effectively connected with the conduct by such Non-U.S. holder of a U.S. trade or business (and, if required by an applicable income tax treaty, such Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•such Non-U.S. holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition, certain other requirements are met, and the Non-US holder is not eligible for relief under an applicable income tax treaty; or

•a portion of the gain is attributable to accrued but unpaid interest and OID, in which case such portion would be subject to the rules described above in “—Interest and OID on the Notes.”

If a Non-U.S. holder’s gain is described in the first bullet point above, such Non-U.S. holder generally will be subject to U.S. federal income tax in the manner described under “—Income or Gain Effectively Connected with a U.S. Trade or Business” below. A Non-U.S. holder described in the second bullet point above will be subject to tax at 30% rate (or lower applicable income tax treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses, even though such Non-U.S. holder is not considered a resident of the United States.
Certain other exceptions may be applicable, and Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest and OID on the notes or gain from the sale, redemption, exchange, retirement, conversion or other taxable disposition of the notes or shares of common stock into which a note may be converted is effectively connected with a Non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such Non-U.S. holder maintains a permanent establishment in the United States to which such interest, OID or gain is attributable), then the interest income, OID or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if such Non-U.S. holder were a U.S. holder. Effectively connected interest income or OID will not be subject to U.S. federal withholding tax if a Non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if a Non-U.S. holder is a corporation, that portion of such Non-U.S. holder’s earnings and profits that are effectively connected with such Non-U.S. holder’s conduct of a U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate.

Distributions on Our Common Stock, Constructive Distributions on the Notes

Distributions of our “investment company taxable income” to Non-U.S. holders that are not “effectively connected” with the conduct of a U.S. trade or business by the Non-U.S. holder, generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits, unless an applicable exception applies. An exception will apply to any dividends that are properly reported by us as “interest-related dividends” or “short-term capital gain dividends.” In general, we may report a dividend as an interest-related dividend to the extent it is attributable to our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, reduced by expenses that are allocable to such income), or we may report a dividend as a short-term capital gain dividend to the extent it is attributable to our “qualified short-term capital gains” (generally, the excess of our realized net short-term capital gain over our realized net long-term capital loss for such taxable year). Depending on the circumstances, we may report all, some or none of our potentially eligible dividends as interest-related dividends or short-term capital gain dividends. However, we cannot determine what portion of our distributions (if any) will be eligible for this exemption until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exemption. In the case of shares held through an intermediary, the intermediary could withhold even if we report the payment as eligible for this exemption. Non-U.S. holders should contact their intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of our net capital gain to a Non-U.S. holder will not be subject to U.S. federal income tax unless the distributions or gains are effectively connected with the conduct of a U.S. trade or business by the Non-U.S. holder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States, or, in the case of an individual, the Non-U.S. holder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Distributions of our “investment company taxable income” and net capital gain (including deemed distributions) to Non-U.S. holders that is “effectively connected” with the conduct of a U.S. trade or business by the Non-U.S. holder (or if an income tax treaty applies, attributable to a “permanent establishment” in the United States) will be subject to U.S. federal income tax on a net-basis at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate Non-U.S. holders may also be subject to an additional branch profits tax at a rate of 30% imposed by the Code (or such lower rate provided by an applicable treaty). In the case of a non-corporate Non-U.S. holder, we may be required to withhold U.S. federal income tax from distributions that are otherwise exempt from withholding tax (or taxable at a reduced rate) unless the Non-U.S. holder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

As discussed above under “Taxation of U.S. Holders—Conversion Rate Adjustments,” certain adjustments to the conversion rate of a note may result in a constructive distribution of property that may be treated as a dividend to a Non-U.S. holder to the extent paid from our current or accumulated earnings and profits, with the U.S. federal income tax consequences described in the preceding paragraphs. Any U.S. federal withholding taxes applicable to any such constructive distribution may be deducted by the applicable withholding agent from, or may be set off against, any payment on any note or any share of our common stock owned by such Non-U.S. holder or from any proceeds of any subsequent sale, exchange or other disposition of such note (including the conversion, repurchase or retirement of such note) or such common stock by, or other funds or assets of, such Non-U.S. holder.

For additional information regarding ownership of shares of our common stock, please see “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Backup Withholding and Information Reporting

The amount of interest, accruals of OID and dividends (including deemed dividends) that we pay (or are deemed to pay) to any Non-U.S. holder on the notes or our common stock will be reported to the Non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of an applicable income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. However, a Non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the Non-U.S. holder, provided that we do not have actual knowledge or reason to know that such Non-U.S. holder is a “United States person,” within the meaning of the Code, and the Non-U.S. holder has given us the statement described above under “—Interest on the Notes.”

If a Non-U.S. holder sells or exchanges a note or our common stock through a United States broker or the United States office of a foreign broker or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless the Non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such holder is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. holder, or the Non-U.S. holder is an exempt recipient (as that term is defined in Treas. Reg. § 1.6049-4(c)(1)(ii)) eligible for an exemption from information reporting and backup withholding. If a Non-U.S. holder sells or exchanges a note or our common stock through the foreign office of a broker who is a United States person or a U.S. middleman (as that that term is defined under applicable Treasury Regulations), the proceeds from such sale or exchange will be subject to information reporting unless the Non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that such holder is not a U.S. holder and such broker does not have actual knowledge or reason to know that such withholding certificate or documentary evidence is false, or the Non-U.S. holder is an exempt recipient (as that term is defined in Treas. Reg. § 1.6049-4(c)(1)(ii)) eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a “United States person,” within the meaning of the Code.

A Non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

FATCA

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest (including OID) and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediary through which it holds the notes or our common stock, a beneficial owner could be subject to this 30% withholding tax with respect to interest or OID paid on the notes and dividends with respect to our common stock. Under certain circumstances, a beneficial owner might be eligible for a refund or credit of such taxes. We will not pay any additional amounts to holders of the notes in respect of any amounts withheld.

Holders and beneficial owners should consult their own tax advisors regarding FATCA and whether it may be relevant to their acquisition, ownership and disposition of the notes.

You should consult your own tax advisor with respect to the particular tax consequences to you of an investment in the notes or our common stock, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING

We are offering the notes described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Oppenheimer & Co. Inc. is acting as the representative of the several underwriters for this offering. Each underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the principal amount of notes listed opposite its name below. Each underwriter is committed to purchase and pay for all of the notes if any are purchased, other than those notes covered by the over-allotment option described below.

Underwriters	Principal Amount of Notes
Oppenheimer & Co. Inc.	$193,820,000
B. Riley Securities, Inc.	$4,000,000
ING Financial Markets LLC	$2,180,000
Total	$200,000,000

The underwriters have advised us that they propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 1.8% of the principal amount. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We expect to deliver the notes against payment for the notes on or about November 8, 2024, which will be the third business day following the initial trade date for the notes. Under Rule 15c6-1 under Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

We have granted to the underwriters an option to purchase, exercisable within a 30-day period from the date of this prospectus supplement, up to an additional $30,000,000 principal amount of notes from us solely to cover over-allotments. If any additional notes are purchased with this option, the underwriters will offer such additional notes on the same terms as those on which the notes are being offered.

The table below summarizes the underwriting discounts and commissions that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

	Per Note	No Exercise	Full Exercise
Public offering price	$985	$197,000,000	$226,550,000
Underwriting discounts and commissions paid by us	$30	$6,000,000	$6,900,000
Proceeds, before expenses, to us	$955	$191,000,000	$219,650,000

We estimate that the total expenses of this offering payable by us (other than the underwriting discounts and commissions set forth in the table above) will be approximately $0.4 million. The underwriters have agreed to reimburse certain of our expenses in connection with this offering.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

New Issue of Notes

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the notes at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

No Sales of Similar Securities

We and each of our directors and our executive officers have agreed that, for a period of 30 days from the date of this prospectus supplement (the “Lock-Up Period”), neither we nor they will, without the prior consent of Oppenheimer & Co. Inc., offer, pledge, sell (or enter into any agreement to offer or sell), grant any option, right or warrant to purchase, lend or otherwise dispose of or transfer, directly or indirectly, any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, or publicly announce an intention to do any of the foregoing.

Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the lock-up agreement applicable to us does not apply to the:

(i)filing of a registration statement with the SEC in respect of such common stock or securities, provided that we provide Oppenheimer & Co. Inc. with at least three business days advance written notice and do not enter into any transaction described in the preceding paragraph during the Lock-Up Period;

(ii)sale of the securities in this offering, or the issuance by us of any shares of our common stock upon the conversion thereof;

(iii)issuance of shares of common stock pursuant to any dividend reinvestment plan described in this prospectus supplement;

(iv)issuance of shares of common stock pursuant to and in accordance with the terms of our deferred compensation, stock option, stock bonus and other stock plans or arrangements described in this prospectus supplement, and the options, restricted stock or other rights granted thereunder;

(v)issuance of SBA Debentures;

(vi)issuance of debt securities in a registered or private offering;

(vii)filing of a universal shelf registration statement covering various securities, including debt and equity securities and certain purchase rights relating thereto; and

(viii)borrowings under our credit facilities.

In addition, notwithstanding the lock-up agreements applicable to our directors and our executive officers, subject to certain conditions and exceptions, the underwriters have agreed that such directors and executive officers may transfer shares of common stock:

(i)pursuant to the exercise and issuance of an option or the vesting or settlement, as applicable, of any restricted stock, restricted class of similar units (including any deferred restricted stock units or similar equity-based awards) or other equity awards outstanding on the date hereof or granted under equity incentive plans in effect as of the date hereof or described to in this prospectus supplement, provided that any securities underlying such options continue to be subject to the terms of the lock-up agreement (other than as provided under clause (ix) below);

(ii)by will or under the laws of descent;

(iii)transfers as a bona fide gift or gifts, including to charitable organizations or charitable trusts;

(iv)transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(v)the entry into any contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plan”), provided that sales under any such new 10b5-1 Plan do not occur during the Lock-Up Period and the entry into such plan is not required to be reported in any public report or filing with the SEC and no such filing is made voluntarily;

(vi)transfers by the undersigned to an immediate family member of the lock-up party or to a trust, the beneficiaries of which are exclusively the lock-up party or a member or members of his or her immediate family;

(vii)transfers made as a distribution to stockholders, partners or members of the lock-up party;

(viii)transfers required under our benefit plans;

(ix)transfers to us in connection with the vesting, settlement, or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement;

(x)transactions in any securities acquired by the lock-up party after the closing of this offering in the open market; or

(xi)with the prior written consent of Oppenheimer & Co. Inc.

Price Stabilization and Short Positions; Repurchase of Common Stock

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in the notes and our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes or our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it would otherwise be in the absence of those transactions.

These acquisitions could have the effect of raising or maintaining the market price of our common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of our common stock. See “Use of Proceeds.”

Affiliations

The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions. For example, an affiliate of ING Financial Markets LLC acts as a lender under the Corporate Credit Facility. Additionally, B. Riley Securities, Inc. also serves as sales agent pursuant to our our Equity ATM Program (as described in the notes to our consolidated financial statements incorporated by reference in this prospectus supplement).

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2016/97 EU, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and the expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

In the State of Israel, this prospectus supplement shall not be regarded as an offer to the public to purchase notes under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 - 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 -1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for the notes to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the notes that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of notes on our behalf or on behalf of the underwriters.

LEGAL MATTERS
Certain legal matters regarding the notes offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C., and certain legal matters in connection with this offering will be passed upon for the underwriters by Cooley LLP, Palo Alto, CA.

AVAILABLE INFORMATION

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the common stock we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us at (214) 238-5700 or on our website at www.capitalsouthwest.com. Information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website, free of charge, at www.sec.gov. You can request a copy of any of our SEC filings, including those incorporated by reference herein or in the accompanying prospectus, at no cost, by writing or telephoning us at the address or telephone number above.

INCORPORATION BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:

•our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 21, 2024;

•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024;

•our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on October 29, 2024;

•our Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on May 21, 2024, July 17, 2024, July 26, 2024, September 12, 2024, and October 30, 2024;

•our Definitive Proxy Statement on Schedule 14A (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024), filed with the SEC on May 31, 2024; and

•the description of our Common Stock referenced in our Registration Statement on Form 8-A, as filed with the SEC on April 28, 1961, including any amendment or report filed for the purpose of updating such description prior to the termination of this offering.

To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS

Common Stock
Debt Securities

We may offer, from time to time, in one or more offerings, our common stock or debt securities, which we refer to, collectively, as the “securities.” Our securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the net asset value (“NAV”), per share of our common stock at the time of the offering, except (1) with the approval of our common shareholders or (2) under such other circumstances as the Securities and Exchange Commission (the “SEC”) may permit. We did not seek shareholder approval to issue common stock at a price below NAV per share at our 2024 annual meeting of shareholders. Sales of common stock at prices below NAV per share would dilute the interests of existing shareholders, reducing our NAV per share and may lower the market price of our common stock. Moreover, sales of common stock below NAV may have a negative impact on total returns and could have a negative impact on the market price of shares of our common stock. See “Sales of Common Stock Below Net Asset Value.”

Shares of closed-end investment companies frequently trade at a discount to NAV. This risk is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our common stock will trade above, at or below NAV. You should read this prospectus, the applicable prospectus supplement, and any free writing prospectuses carefully before you invest in our common stock.

Our securities may be offered directly to one or more purchasers through agents designated from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”

We are an internally managed closed-end, non-diversified investment company that has elected to be regulated as a business development company under the Investment Company of 1940 Act, as amended. We specialize in providing customized debt and equity financing to lower middle market (“LMM”) companies in a broad range of investment segments located primarily in the United States. Our investment objective is to produce attractive risk-adjusted returns by generating current income from our debt investments and capital appreciation from our equity and equity related investments. Our investment strategy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. We invest primarily in senior debt securities, secured by security interests in portfolio company assets. We also may invest in equity interests in our portfolio companies alongside our debt securities.

We focus on investing in companies with histories of generating revenues and positive cash flow, established market positions and proven management teams with strong operating discipline. Our core business is to target senior debt investments and equity investments in LMM companies. Our target companies generally have annual earnings before interest, taxes, depreciation and amortization between $3.0 million and $25.0 million, and our investments generally range in size from $5.0 million to $50.0 million.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CSWC.” On October 22, 2024, the last reported sale price of our common stock on the Nasdaq was $25.84 per share, and the NAV per share of our common stock on June 30, 2024 (the last date prior to the date of this prospectus on which we determined our NAV per share) was $16.60.

Investing in our securities involves a high degree of risk, and should be considered highly speculative. You should review carefully the risks and uncertainties, including the risk of leverage and dilution, described in the section titled “Risk Factors” included in, or otherwise incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus before investing in our securities.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We also may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus also may add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by contacting us at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225 or by telephone at (214) 238-5700 or on our website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this prospectus or any supplement to this prospectus, and you should not consider that information to be part of this prospectus or any supplement to this prospectus. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer, from time to time, in one or more offerings, our securities on terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we also may add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described in the section titled “Available Information.”

This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

PROSPECTUS SUMMARY

This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you should consider before making your investment decision. You carefully should read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, as provided in sections titled “Available Information” and “Incorporation by Reference” in this prospectus, and the exhibits to the registration statement of which this prospectus is a part. Any yield information contained or incorporated by reference in this prospectus related to debt investments in our investment portfolio is not intended to approximate a return on your investment in us and does not take into account other aspects of our business, including our operating and other expenses, or other costs incurred by you in connection with your investment in us. In this prospectus, unless the context otherwise requires, the “Company”, “Capital Southwest,” “CSWC,” “we,” “us” and “our” refer to Capital Southwest Corporation and our subsidiaries.

Organization

Capital Southwest is an internally managed closed-end, non-diversified investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Since September 30, 2015, we have pursued a credit-focused investing strategy. We specialize in providing customized financing to middle market companies in a broad range of industry segments located primarily in the United States. We invest primarily in debt securities, including senior debt and second lien, and also invest in preferred stock and common stock alongside our debt investments or through warrants. Our common stock trades on The Nasdaq Global Select Market under the ticker symbol “CSWC.”

We have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company, or RIC, under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). As such, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we timely distribute to our shareholders as dividends. To continue to maintain our RIC tax treatment, we generally must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. We will be subject to U.S. federal income tax, and possibly a 4% U.S. federal excise tax, on any income that we do not timely distribute to our shareholders. Our U.S. federal income tax liability may be reduced to the extent that we make certain distributions during the following calendar year and satisfy other procedural requirements.

Capital Southwest Equity Investments, Inc. (the “Taxable Subsidiary”), Capital Southwest SPV LLC (“SPV”), and Capital Southwest SBIC I, LP (“SBIC I”) are wholly owned subsidiaries of the Company and are consolidated in its financial statements. The Taxable Subsidiary was formed to permit CSWC to hold certain interests in portfolio companies that are organized as limited liability companies (or other forms of pass-through entities) and to facilitate our compliance with the RIC tax requirement that at least 90% of our gross income for U.S. federal income tax purposes must consist of qualifying investment income. The Taxable Subsidiary has elected to be treated as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax at corporate rates based on its taxable income. SPV is a special purpose vehicle that was formed to hold investments for the special purpose vehicle financing credit facility to support our investment and operating activities.

On April 20, 2021, SBIC I received a license from the U.S. Small Business Administration (the “SBA”) to operate as an small business investment company under Section 301(c) of the Small Business Investment Act of 1958, as amended. SBIC I has an investment strategy substantially similar to ours and makes similar types of investments in accordance with SBA regulations. SBIC I and its general partner are consolidated for financial reporting purposes under generally accepted accounting principles in the United States, and the portfolio investments held by it are included in the consolidated financial statements.

On August 11, 2021, we received an exemptive order from the SEC to permit us to exclude the senior securities issued by SBIC I or any future SBIC subsidiary of the Company from the definition of “senior securities” in the asset coverage requirement applicable to the Company under the 1940 Act.

Overview

We specialize in providing customized debt and equity financing to lower middle market (“LMM”) companies in a broad range of investment segments located primarily in the United States. Our investment objective is to produce attractive risk-adjusted returns by generating current income from our debt investments and capital appreciation from our equity and equity related investments. Our investment strategy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. We invest primarily in senior debt securities, secured by security interests in portfolio company assets. We also may invest in equity interests in our portfolio companies alongside our debt securities.

We focus on investing in companies with histories of generating revenues and positive cash flow, established market positions and proven management teams with strong operating discipline. Our core business is to target senior debt investments and equity investments in LMM companies. Our target companies generally have annual earnings before interest, taxes, depreciation and amortization between $3.0 million and $25.0 million, and our investments generally range in size from $5.0 million to $50.0 million.

We seek to fill the financing gap for LMM companies, which historically have had more limited access to financing from commercial banks and other traditional sources. The underserved nature of the LMM creates the opportunity for us to meet the financing needs of LMM companies while also negotiating favorable transaction terms and equity participation. Our ability to invest across a LMM company’s capital structure, from secured loans to equity securities, allows us to offer portfolio companies a comprehensive suite of financing options. Providing customized financing solutions is important to LMM companies. We generally seek to partner directly with financial sponsors, entrepreneurs, management teams and business owners in making our investments. Our LMM debt investments typically include senior loans with a first lien on the assets of the portfolio company. Our LMM debt investments typically have a term of up to five years from the original investment date. We also often seek to invest in the equity securities of our LMM portfolio companies.

We offer managerial assistance to our portfolio companies and provide them access to our investment experience, direct industry expertise and contacts. Our obligation to offer to make available significant managerial assistance to our portfolio companies is consistent with our belief that providing managerial assistance to a portfolio company is important to its business development activities.

Because we are internally managed, we do not pay any external investment advisory fees, but instead directly incur the operating costs associated with employing investment and portfolio management professionals. We believe that our internally managed structure provides us with a beneficial operating expense structure when compared to other publicly traded and privately held investment firms that are externally managed, and our internally managed structure allows us the opportunity to leverage our non-interest operating expenses as we grow our investment portfolio.

Our principal executive offices are located at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225. We maintain a website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this registration statement or any accompanying post-effective amendment or prospectus, and you should not consider that information to be part of this registration statement or any accompanying post-effective amendment or prospectus.

Legal Proceedings

We may, from time to time, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may try to seek to impose liability on us in connection with the activities of our portfolio companies. As of the date hereof, we are not a party to, and none of our assets are subject to, any material pending legal proceedings and are not aware of any claims that could have a materially adverse effect on our financial position, results of operations or cash flows.

Risks Relating to our Business

Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings.

THE OFFERING

We may offer, from time to time, in one or more offerings, our securities, on terms to be determined at the time of the offering. Our securities may be offered at prices and on terms to be disclosed in one or more prospectus supplements. Our securities may be offered directly to one or more purchasers by us or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering and any related free writing prospectus will disclose the terms of the offering, including the name or names of any agents or underwriters involved in the sale of our securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”

Set forth below is additional information regarding the offering of our securities:

Use of proceeds
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from any offering to make investments in accordance with our investment objective and strategies, repay outstanding indebtedness (which will be subject to re-borrowing), make investments in marketable securities and other temporary investments and for other general corporate purposes, including payment of operating expenses. See “Use of Proceeds.”

The Nasdaq Global Select Market ticker symbol of common stock	“CSWC”

Dividends and distributions
We generally intend to make distributions on a quarterly basis to our shareholders of substantially all of our taxable income. In lieu of cash, we may make deemed distributions of certain net capital gains to our shareholders. Our quarterly distributions, if any, will be determined by our board of directors (the “Board”) on a quarterly basis. Our supplemental distributions, if any, will be determined by the Board.

Our ability to declare distributions depends on our earnings, our overall financial condition (including our liquidity position), maintenance of our RIC tax treatment and such other factors as the Board may deem relevant from time to time.

When we make distributions, we are required to determine the extent to which such distributions are paid out of current or accumulated earnings, recognized capital gains or capital. To the extent there is a return of capital (a distribution of the shareholder’s invested capital), investors will be required to reduce their adjusted tax basis in our common stock for U.S. federal tax purposes. In the future, our distributions may include a return of capital.

Taxation	We have elected, and intend to qualify annually, to be treated as a RIC under Subchapter M of the Code for U.S. federal income tax purposes. As a RIC, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we distribute to our shareholders as dividends. To continue to maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Plan of Distribution” and “Certain U.S. Federal Income Tax Considerations.”

Dividend reinvestment plan	We have adopted a dividend reinvestment plan, or DRIP, that provides for the reinvestment of dividends on behalf of our registered shareholders who hold their shares with Equiniti Trust Company, LLC, the plan administrator and our transfer agent and registrar. As a result, if we declare a cash dividend, our registered shareholders who have “opted in” to our DRIP by the dividend record date will have their cash dividend automatically reinvested into additional shares of our common stock.

Shareholders who receive dividends in the form of stock will be subject to the same U.S. federal, state and local tax consequences as shareholders who elect to receive their dividends in cash. See “Dividend Reinvestment Plan.”

Trading at a discount	Shares of closed-end investment companies frequently trade at a discount to their net asset value (“NAV”). This risk is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our shares will trade above, at or below NAV.

Sales of common stock below NAV	The offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the NAV per share of our common stock at the time of the offering, except (i) with the requisite approval of our common shareholders or (ii) under such other circumstances as the SEC may permit. In addition, we cannot issue shares of our common stock below NAV unless the Board determines that it would be in our and our shareholders’ best interests to do so. We did not seek shareholder authorization to issue common stock at a price below NAV per share at our 2024 annual meeting of shareholder.

Sales by us of our common stock at a discount from our NAV pose potential risks for our existing shareholders whether or not they participate in the offering, as well as for new investors who participate in the offering. See “Sales of Common Stock Below Net Asset Value.”

Incorporation by Reference	This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that information. Any reports filed by us with the SEC subsequent to the date of this prospectus until the offering is otherwise terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation by Reference.”

Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC, under the Securities Exchange Act of 1934 (the “Exchange Act”). The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, by telephone at 214-238-5700 or on our website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider that information to be part of this prospectus or any prospectus supplement. You can request a copy of any of our SEC filings, including those incorporated by reference herein, at no cost, by writing or telephoning us at our address or telephone number above.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in an offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “CSWC,” or that “we” will pay fees or expenses, shareholders will indirectly bear such fees or expenses as investors in us.

Shareholder Transaction Expenses:
Sales load (as a percentage of offering price)	—%	(1)
Offering expenses (as a percentage of offering price)	—%	(2)
Dividend reinvestment plan expenses	—%	(3)
Total shareholder transaction expenses (as a percentage of offering price)	—%	(4)

Annual Expenses (as a percentage of net assets attributable to common stock for the quarter ended June 30, 2024):
Operating expenses	3.92%	(5)
Interest payments on borrowed funds	6.83%	(6)
Income tax provision	1.25%	(7)
Total annual expenses	12.00%
(1)In the event that our securities are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.
(2)In the event that we conduct an offering of our securities, a corresponding prospectus supplement will disclose the estimated offering expenses.
(3)The expenses of administering our DRIP are included in operating expenses. The DRIP does not allow shareholders to sell shares through the DRIP. If a shareholder wishes to sell shares they would be required to select a broker of their choice and pay any fees or other costs associated with the sale.
(4)Total stockholder transaction expenses may include sales load and will be disclosed in a future prospectus supplement, if any.
(5)Operating expenses in this table represent the estimated annual operating expenses of CSWC and its consolidated subsidiaries based on annualized operating expenses for the quarter ended June 30, 2024. We do not have an investment adviser and are internally managed by our executive officers under the supervision of the Board. As a result, we do not pay investment advisory fees, but instead we pay the operating costs associated with employing investment management professionals including, without limitation, compensation expenses related to salaries, discretionary bonuses and restricted stock grants.
(6)Interest payments on borrowed funds represents (a) our estimated annual interest payments based on actual interest rate terms under our credit facilities, with available commitments of $485 million under the Company’s senior secured revolving credit facility (the “Corporate Credit Facility”) and available commitments of $200 million under the Company’s special purpose vehicle financing credit facility (the “SPV Credit Facility”), and our anticipated drawdowns from our credit facilities, (b) our actual interest rate terms under the SBA Debentures and our anticipated drawdowns of the SBA Debentures, and (c) our estimated annual interest payments, based on actual interest rate terms, on the 4.50% Notes due 2026 (the “January 2026 Notes”), the 3.375% Notes due 2026 (the “October 2026 Notes”) and the 7.75% Notes due 2028 (the “August 2028 Notes”). As of June 30, 2024, we had $165.0 million outstanding under the Corporate Credit Facility, $64.0 million outstanding under the SPV Credit Facility, $153.0 million outstanding under the SBA Debentures, $140.0 million in aggregate principal of the January 2026 Notes outstanding, $150.0 million in aggregate principal of the October 2026 Notes outstanding and $71.9 million in aggregate principal of the August 2028 Notes outstanding. Any future issuances of debt securities will be made at the discretion of management and the Board of directors after evaluating the investment opportunities and economic situation of the Company and the market as a whole.
(7)Income tax provision/(benefit) relates to the accrual of (a) deferred and current tax provision/(benefit) for U.S. federal income taxes and (b) excise, state and other taxes. Deferred taxes are non-cash in nature and may vary significantly from period to period. We are required to include deferred taxes in calculating our annual expenses even though deferred taxes are not currently payable or receivable. Income tax provision/(benefit) represents the estimated annual income tax provision/(benefit) of CSWC and its consolidated subsidiaries based on annualized income tax provision/(benefit) for the quarter ended June 30, 2024.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming 5.0% annual return	$138	$380	$590	$997

The example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. In addition, while the example assumes reinvestment of all dividends at NAV, participants in our DRIP will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the average purchase price of all shares of common stock purchased by the administrator of the DRIP in the event that shares are purchased in the open market to satisfy the share requirements of the DRIP, which may be at, above or below NAV. See “Dividend Reinvestment Plan” for additional information regarding our DRIP.

FINANCIAL HIGHLIGHTS

The information in Notes 12 and 14 to our audited consolidated financial statements appearing in our most recent Annual Report on Form 10-K and the information in Note 12 to our unaudited consolidated financial statements appearing in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a number of significant risks. In addition to the other information contained in this prospectus and any accompanying prospectus supplement, you should consider carefully the following information before making an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described in these documents could materially adversely affect our business, financial condition and results of operations. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, also may become important factors that could adversely affect our business. If any of the risks described in these documents, or risks not presently known to us, actually occur, the trading price of our common stock could decline, and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and the information in “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words “may,” “predict,” “will,” “continue,” “likely,” “would,” “could,” “should,” “expect,” “anticipate,” “potential,” “estimate,” “indicate,” “seek,” “believe,” “target,” “intend,” "plan" or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements involve risks and uncertainties and are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may include statements as to:

•our future operating results;
•market conditions and our ability to access debt and equity capital and our ability to manage our capital resources effectively;
•changes in the markets in which we invest and changes in financial and lending markets generally;
•the timing of cash flows, if any, from the operations of our portfolio companies;
• our business prospects and the prospects of our existing and prospective portfolio companies;
•the financial condition and ability of our existing and prospective portfolio companies to achieve their objectives;
•the adequacy of our cash resources and working capital;
•our ability to recover unrealized losses;
•our expected financings and investments;
•our contractual arrangements and other relationships with third parties;
•the impact of interest rate volatility and inflation on our business and our portfolio companies;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•our ability to operate as a BDC and to qualify and maintain our qualification as a RIC, including the impact of changes in laws or regulations, including tax reform, governing our operations or the operations of our portfolio companies;
•our ability to operate our wholly owned subsidiary, SBIC I, as an SBIC;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of supply chain disruptions and labor shortages on our portfolio companies;
•changes in laws and regulations, changes in political, economic or industry conditions, and changes in the interest rate environment or other conditions affecting the financial and capital markets;
•our ability to successfully invest any capital raised in an offering;
•the return or impact of current and future investments;
•the performance and the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•our regulatory structure and tax treatment; and

•the timing, form and amount of any dividends or distributions.
Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our subsequent SEC filings. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering and in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the applicable date of this prospectus, free writing prospectus and documents incorporated by reference into this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

Unless otherwise specified in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from any offering to make investments in portfolio companies in accordance with our investment objective and strategies, repay outstanding indebtedness (which will be subject to re-borrowing), make investments in marketable securities and other temporary investments, and for other general corporate purposes, including payment of operating expenses. We anticipate that substantially all of the net proceeds of an offering will be invested in accordance with our investment objective and strategies within twelve months following completion of such offering, depending on the availability of appropriate investment opportunities, market conditions, and the amount raised. We cannot assure you that we will achieve our targeted investment pace. Pending our investments in portfolio companies, we will invest the remaining net proceeds of an offering primarily in cash, cash equivalents, U.S. Government securities and other high-quality debt investments that mature in one year or less from the time of investment. These securities may have lower yields than our other investments and accordingly may result in lower distributions, if any, during such period.

We did not seek shareholder authorization to issue common stock at a price below NAV per share at our 2024 annual meeting of shareholders.

PRICE RANGE OF COMMON STOCK
Market Information

Our common stock is traded on Nasdaq under the symbol “CSWC.”

The following table set forth, for each fiscal quarter within the two most recent fiscal years and any subsequent interim periods, the range of high and low selling prices of our common stock as reported on Nasdaq, as applicable, and the sales price as a percentage of the NAV per share of our common stock.

		Price Range
	NAV (1)	High	Low	Premium (Discount) of High Sales Price to NAV (2)	Premium (Discount) of Low Sales Price to NAV (2)
Year ending March 31, 2025
Third Quarter (through October 22, 2024	*	$25.90	$24.89	*	*
Second Quarter	*	27.23	22.70	*	*
First Quarter	$16.60	27.22	24.08	63.98%	45.06%
Year ending March 31, 2024
Fourth Quarter	$16.77	$26.17	$23.06	56.05%	37.51%
Third Quarter	16.77	24.29	20.72	44.84	23.55
Second Quarter	16.46	23.35	19.59	41.86	19.02
First Quarter	16.38	20.25	17.22	23.63	5.13
Year ended March 31, 2023
Fourth Quarter	$16.37	$20.20	$16.34	23.40%	(0.18)%
Third Quarter	16.25	19.72	16.28	21.36	0.18
Second Quarter	16.53	21.23	16.70	28.43	1.03
First Quarter	16.54	24.40	17.79	47.52	7.56

(1)NAV per share, is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)Calculated as the respective high or low share price divided by NAV and subtracting 1.

*    NAV has not yet been determined for this period.

On October 22, 2024, we had 315 holders of record of our common stock, which did not include shareholders for whom shares are held in “nominee” or “street name.” On October 22, 2024, the closing price of our common stock on the Nasdaq Global Select Market was $25.84 per share.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below NAV per share.

SENIOR SECURITIES

Information about our senior securities as of each of the years ended March 31, 2024, 2023, 2022, 2021, 2020, 2019, 2018, and 2017 in “Part II, Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities” of our most recent Annual Report on Form 10-K is incorporated by reference herein. The Company did not have any senior securities outstanding prior to the year ended March 31, 2017. The report of RSM US LLP, our independent registered public accountants for the fiscal years ended March 31, 2024, 2023, 2022, 2021, 2020, 2019 and 2018, on the senior securities table as of March 31, 2024, 2023, 2022, 2021, 2020, 2019 and 2018, has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The report of our former independent registered public accountants for the fiscal year ended March 31, 2017, on the senior securities table as of March 31, 2017, has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Information about our senior securities is shown in the following table as of June 30, 2024 (unaudited).

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
	(dollars in thousands)
Corporate Credit Facility
As of June 30, 2024	$165,000	2,316	—	N/A
SPV Credit Facility
As of June 30, 2024	$64,000	2,316	—	N/A
January 2026 Notes
As of June 30, 2024	$140,000	2,316	—	N/A
October 2026 Notes
As of June 30, 2024	$150,000	2,316	—	N/A
August 2028 Notes
As of June 30, 2024	$71,875	2,316	—	$25.85

(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness. On August 11, 2021, we received an exemptive order from the SEC to permit us to exclude the senior securities issued by SBIC I or any future SBIC subsidiary of CSWC from the definition of senior securities in the asset coverage requirement applicable to CSWC under the 1940 Act. The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities (including the SBA Debentures, which represents indebtedness not represented by senior securities pursuant to our exemptive order), divided by senior securities representing indebtedness.
(3)The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “-” indicates information which the SEC expressly does not required to be disclosed for certain types of senior securities.
(4)Average market value per unit for the Corporate Credit Facility, the SPV Credit Facility, the January 2026 Notes and the October 2026 Notes is not applicable because these are not registered for public trading.

BUSINESS

The information in “Part I, Item 1. Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO COMPANIES

The following table sets forth information as of June 30, 2024, for the portfolio companies in which we had a debt or equity investment. Other than these investments, our only formal relationships with our portfolio companies are the managerial assistance ancillary to our investments and the board observer or participation rights we may receive. As of June 30, 2024, there were no investments in a portfolio company that represented greater than 5% of our total assets. The following table excludes our investments in marketable securities and temporary investments.

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Debt Investments
Aerospace & Defense
ADS TACTICAL, INC. 621 Lynnhaven Parkway, Suite 160 Virginia Beach, VA 23452	First Lien	P+4.75% (Floor 1.00%)/M, Current Coupon 13.25%	3/5/2024	3/19/2026	$1,601	$1,587	$1,601
EDGE AUTONOMY HOLDINGS, LLC 831 Buckley Rd. San Luis Obispo, CA 93401	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	4/21/2023	4/21/2028	—	(91)	—
	First Lien - Term Loan A	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 11.98%	4/21/2023	4/21/2028	11,250	10,973	11,250
	First Lien - Term Loan B	SOFR+8.50% (Floor 2.00%)/Q, Current Coupon 13.98%	4/21/2023	4/21/2028	11,250	10,975	11,250
						21,857	22,500
STELLANT MIDCO, LLC 3100 Lomita Blvd. Torrance, CA 90505	First Lien	SOFR+5.50% (Floor 0.75%)/S, Current Coupon 11.04%	3/7/2024	10/2/2028	1,789	1,777	1,790
	First Lien	SOFR+5.75% (Floor 0.75%)/S, Current Coupon 11.19%	3/7/2024	10/2/2028	794	780	794
						2,557	2,584
Subtotal: Aerospace & Defense (3.43%)*						26,001	26,685
Building & Infrastructure Products
BRANDNER DESIGN, LLC[7] 34 Wildcat Way Bozeman, MT 59718	Revolving Loan[10]	SOFR+10.00% (Floor 2.00%)	4/15/2024	4/13/2029	—	(14)	—
	First Lien	SOFR+10.00% (Floor 2.00%)/Q, Current Coupon 15.33%	4/15/2024	4/13/2029	8,750	8,622	8,622
						8,608	8,622
MAKO STEEL LP 5650 El Camino Real Carlsbad, CA 92008	Revolving Loan[10]	SOFR+7.50% (Floor 0.75%)	3/15/2021	3/13/2026	—	(13)	—
	First Lien	SOFR+7.50% (Floor 0.75%)/Q, Current Coupon 12.99%	3/15/2021	3/13/2026	7,676	7,615	7,607
						7,602	7,607
Subtotal: Building & Infrastructure Products (2.09%)*						16,210	16,229
Business Services

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
DYNAMIC COMMUNITIES, LLC[6] 5415 W Sligh Ave., Ste 102 Tampa, FL 33634	First Lien - Term Loan A	SOFR+6.00% PIK (Floor 2.00%)/M, Current Coupon 11.44%	12/20/2022	12/31/2026	4,376	4,361	4,376
	First Lien - Term Loan B	SOFR+8.00% PIK (Floor 2.00%)/M, Current Coupon 13.44%	12/20/2022	12/31/2026	4,511	4,488	4,511
						8,849	8,887
FS VECTOR LLC 1307 New York Ave NW Washington, DC 20005	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	4/26/2023	4/26/2028	—	(31)	—
	First Lien - Term Loan A	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 11.95%	4/26/2023	4/26/2028	9,000	8,852	8,919
	First Lien - Term Loan B	SOFR+8.50% (Floor 2.00%)/Q, Current Coupon 13.95%	4/26/2023	4/26/2028	9,000	8,853	8,919
						17,674	17,838
GAINS INTERMEDIATE, LLC 3610-2 N Josey Lane, Suite 223 Carrollton, TX 75007	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	12/15/2022	12/15/2027	—	(35)	—
	First Lien - Term Loan A	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 12.06%	12/15/2022	12/15/2027	7,099	6,992	7,099
	First Lien - Term Loan B	SOFR+8.50% (Floor 2.00%)/Q, Current Coupon 14.06%	12/15/2022	12/15/2027	7,099	6,991	7,099
						13,948	14,198
INTEGRO PARENT, INC.[9,22] 1 State Street Plaza, 9th Floor New York, NY 19801	First Lien	SOFR+12.25% PIK (Floor 1.00%)/Q, Current Coupon 17.58%	6/12/2024	5/8/2025	412	412	412
SPOTLIGHT AR, LLC 1906 Wyandotte Street Kansas City, MO 64108	Revolving Loan[10]	SOFR+6.75% (Floor 1.00%)	12/8/2021	6/8/2026	—	(17)	—
	First Lien	SOFR+6.75% (Floor 1.00%)/Q, Current Coupon 12.20%	12/8/2021	6/8/2026	6,618	6,555	6,618
						6,538	6,618

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
US COURTSCRIPT HOLDINGS, INC. 7227 North 16th Street, Suite 207 Phoenix, AZ 85020	First Lien	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.56%	5/17/2022	5/17/2027	14,800	14,598	14,800
WINTER SERVICES OPERATIONS, LLC 2100 S 116 St West Allis, WI 53227	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.56%	11/19/2021	11/19/2026	1,333	1,235	1,289
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	1/16/2024	11/19/2026	14,479	14,214	13,944
	First Lien - Term Loan B	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.56%	1/16/2024	11/19/2026	14,479	14,221	13,944
	Delayed Draw Term Loan	SOFR+8.00% (Floor 1.00%/Q, Current Coupon 13.56%	11/19/2021	11/19/2026	3,748	3,684	3,624
						33,354	32,801
Subtotal: Business Services (12.29%)*						95,373	95,554
Consumer Products
ALLIANCE SPORTS GROUP, L.P. 3959 Van Dyke Road, Suite 286 Lutz, FL 33558	Unsecured Convertible Note	6.00% PIK	7/15/2020	9/30/2024	173	173	173
HEAT TRAK, LLC 3645 Clearview Pkwy Doraville, GA 30340	First Lien - Term Loan A	SOFR+10.00% (Floor 2.00%)/Q, Current Coupon 15.45%	6/12/2023	6/9/2028	11,500	10,278	11,121
	First Lien - Term Loan B	SOFR+10.00% (Floor 2.00%)/Q, Current Coupon 15.46%	4/4/2024	12/31/2024	2,000	2,000	1,968
						12,278	13,089
HYBRID APPAREL, LLC 10711 Walker St. Cypress, CA 90630	Second Lien[15]	SOFR+8.25% (Floor 1.00%)/Q, Current Coupon 13.81%	6/30/2021	6/30/2026	15,999	15,855	15,999
LASH OPCO, LLC 1051 Heights Blvd, Suite 250 Houston, TX 77008	Revolving Loan	SOFR+2.65%, 5.10% PIK (Floor 1.00%)/Q, Current Coupon 13.18%	12/29/2021	9/18/2025	834	825	804
	First Lien	SOFR+2.65%, 5.10% PIK (Floor 1.00%)/Q, Current Coupon 13.18%	12/29/2021	3/18/2026	16,947	16,711	16,354
						17,536	17,158

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
REVO BRANDS, INC. 5480 Nathan Ln N Ste 120 Plymouth, Minnesota 55442	Revolving Loan[10]	SOFR+7.50% (Floor 1.50%)/Q, Current Coupon 12.84%	2/21/2024	2/21/2029	1,500	1,370	1,471
	First Lien - Term Loan A	SOFR+6.50% (Floor 1.50%)/Q, Current Coupon 11.80%	2/21/2024	2/21/2029	11,069	10,859	10,859
	First Lien - Term Loan B	SOFR+7.50% (Floor 1.50%)/Q, Current Coupon 12.80%	2/21/2024	2/21/2029	11,069	10,859	10,859
	First Lien - Term Loan C	SOFR+8.50% (Floor 1.50%)/Q, Current Coupon 13.80%	2/21/2024	2/21/2029	11,069	10,859	10,859
						33,947	34,048
TRU FRAGRANCE & BEAUTY LLC 7725 South Quincy Street Willowbrook, IL 60527	Revolving Loan[10]	SOFR+6.25% (Floor 1.50%)	3/22/2024	3/21/2029	—	(76)	—
	First Lien - Term Loan A	SOFR+5.25% (Floor 1.50%)/Q, Current Coupon 10.55%	3/22/2024	3/21/2029	15,213	14,922	14,924
	First Lien - Term Loan B	SOFR+7.25% (Floor 1.50%)/Q, Current Coupon 12.55%	3/22/2024	3/21/2029	15,213	14,921	14,924
						29,767	29,848
YS GARMENTS, LLC 15730 South Figueroa Street Gardena, CA 90248	First Lien	SOFR+7.50% (Floor 1.00%)/Q, Current Coupon 12.92%	3/19/2024	8/9/2026	2,773	2,768	2,254
Subtotal: Consumer Products (14.48%)*						112,324	112,569
Consumer Services
AIR CONDITIONING SPECIALIST, INC.[6] 3025 N. Great Southwest Parkway Grand Prairie, TX 75050	Revolving Loan[10]	SOFR+7.25% (Floor 1.00%)/Q, Current Coupon 12.81%	11/9/2021	11/9/2026	825	814	817
	First Lien	SOFR+7.25% (Floor 1.00%)/Q, Current Coupon 12.82%[20]	11/9/2021	11/9/2026	26,855	26,576	26,586
	Delayed Draw Term Loan[10]	SOFR+7.25% (Floor 1.00%)	12/15/2023	11/9/2026	—	—	—
						27,390	27,403
APPLE ROOFING ADMINISTRATIVE SERVICES, LLC (fka ROOF OPCO, LLC) 3001 E Plano Pkwy #100 Plano, TX 75074	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)	8/27/2021	8/27/2026	—	(27)	—

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	8/27/2021	8/27/2026	13,261	13,098	12,134
	First Lien - Term Loan B	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.56%	4/12/2023	8/27/2026	13,261	13,098	12,134
						26,169	24,268
LIFT BRANDS, INC. 2411 Galpin Court, Suite 110 Chanhassen, MN 55317	Tranche A Term Loan	SOFR+7.50% (Floor 1.00%)/M, Current Coupon 12.94%	2/1/2024	6/29/2025	2,445	2,445	2,421
	Tranche B Term Loan	9.50% PIK	2/1/2024	6/29/2025	677	677	636
	Tranche C Loan	—%	2/1/2024	6/29/2025	565	565	531
						3,687	3,588
POOL SERVICE HOLDINGS, LLC[6] 1605 Ben Franklin Highway Douglassville, PA 19518	Revolving Loan[10]	SOFR+6.50% (Floor 2.00%)	12/20/2023	12/20/2028	—	(18)	—
	First Lien	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 11.80%	12/20/2023	12/20/2028	5,000	4,908	4,950
	Delayed Draw Term Loan[10]	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 11.80%	12/20/2023	12/20/2028	600	522	594
						5,412	5,544
TMT BHC BUYER, INC. 3400 Belle Chase Way Lansing, MI 48911	Revolving Loan[10]	SOFR+6.00% (Floor 1.50%)	3/7/2024	3/7/2029	—	(94)	—
	First Lien	SOFR+6.00% (Floor 1.50%)/Q, Current Coupon 11.30%	3/7/2024	3/7/2029	10,000	9,809	9,900
	Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.50%)	3/7/2024	3/7/2029	—	(47)	—
						9,668	9,900
ZIPS CAR WASH, LLC 8400 Belleview Drive, Suite 210 Plano, TX 75024	Delayed Draw Term Loan - A	SOFR+5.75%, 1.50% PIK (Floor 1.00%)/M, Current Coupon 12.69%	2/11/2022	12/31/2024	15,751	15,565	15,247
	Delayed Draw Term Loan - B	SOFR+5.75%, 1.50% PIK (Floor 1.00%)/M, Current Coupon 12.69%	2/11/2022	12/31/2024	3,948	3,903	3,822
						19,468	19,069
Subtotal: Consumer Services (11.55%)*						91,794	89,772

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Data Processing & Outsourced Services
BURNING GLASS INTERMEDIATE HOLDING COMPANY, INC. 1 Lewis Wharf Boston, MA 02110	Revolving Loan[10]	SOFR+5.00% (Floor 1.00%)	2/22/2024	6/10/2028	—	(3)	—
	First Lien	SOFR+5.00% (Floor 1.00%)/M, Current Coupon 10.44%	2/22/2024	6/10/2028	2,454	2,427	2,454
						2,424	2,454
LIGHTBOX INTERMEDIATE, L.P. 6 Armstrong Rd. Shelton, CT 06484	First Lien	SOFR+5.00%/Q, Current Coupon 10.60%	3/4/2024	5/9/2026	5,430	5,407	5,267
RESEARCH NOW GROUP, INC. 5800 Tennyson Parkway, Suite 600 Plano, TX 75024	First Lien	SOFR+5.50% (Floor 1.00%)/Q, Current Coupon 11.09%	3/18/2024	12/20/2024	4,649	4,641	3,529
	Second Lien[16]	SOFR+9.50% (Floor 1.00%)/Q, Current Coupon 15.09%	12/8/2017	12/20/2025	10,500	10,245	399
						14,886	3,928
RETAIL SERVICES WIS CORPORATION 9265 Sky Park Ct, Ste 100 San Diego, CA 92123	First Lien	SOFR+8.35% (Floor 1.00%)/Q, Current Coupon 13.83%	3/7/2024	5/20/2025	2,639	2,623	2,612
Subtotal: Data Processing & Outsourced Services (1.83%)*						25,340	14,261
Distribution
KMS, INC. 811 E Waterman St Wichita, KS 67202	First Lien[15]	SOFR+7.75% (Floor 1.00%)/Q, Current Coupon 13.23%	10/4/2021	10/2/2026	17,765	17,637	15,100
Subtotal: Distribution (1.94%)*						17,637	15,100
Education
STUDENT RESOURCE CENTER LLC[6] 110 John Scott Hwy Steubenville, OH 43952	First Lien[16]	8.50% PIK	12/31/2022	12/30/2027	9,644	9,503	3,376
WALL STREET PREP, INC. 180 Wells Ave Newton, MA 02459	Revolving Loan[10]	SOFR+7.00% (Floor 1.00%)	7/19/2021	7/20/2026	—	(8)	—
	First Lien	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.45%	7/19/2021	7/20/2026	8,604	8,522	8,604
						8,514	8,604
Subtotal: Education (1.54%)*						18,017	11,980
Energy Services

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
ACE GATHERING, INC. 24275 Katy Freeway, Suite 325 Katy, TX 77494	Second Lien[15]	SOFR+8.00% (Floor 2.00%)/M, Current Coupon 13.56%	12/13/2018	12/14/2026	4,583	4,544	4,583
PIPELINE TECHNIQUE LTD.[9,22] 23411 Clay Rd. Katy, TX 77493	Revolving Loan[10]	SOFR+6.75% (Floor 1.00%)/Q, Current Coupon 12.24%[20]	8/23/2022	8/19/2027	1,722	1,681	1,722
	First Lien	SOFR+6.75% (Floor 1.00%)/Q, Current Coupon 12.34%	8/23/2022	8/19/2027	7,583	7,480	7,583
						9,161	9,305
VEREGY CONSOLIDATED, INC. 3312 E Broadway Rd. Phoenix, AZ 85040	First Lien	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.59%	2/29/2024	11/3/2027	1,543	1,540	1,543
WELL-FOAM, INC. 4215 N Sierra Ave Odessa, TX 79764	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)	9/9/2021	9/9/2026	—	(41)	—
	First Lien	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.45%	9/9/2021	9/9/2026	12,496	12,369	12,496
						12,328	12,496
Subtotal: Energy Services (3.59%)*						27,573	27,927
Environmental Services
ARBORWORKS, LLC[6] 40266 Junction Drive Oakhurst, CA 93644	Revolving Loan[10]	15.00% PIK	11/6/2023	11/6/2028	1,629	1,629	1,629
	First Lien	SOFR+6.50% PIK (Floor 1.00%)/M, Current Coupon 11.99%	11/6/2023	11/6/2028	3,219	3,219	3,110
						4,848	4,739
ISLAND PUMP AND TANK, LLC 40 Doyle Court East Northport, NY 11731	Revolving Loan[10]	SOFR+6.50% (Floor 2.00%)	3/2/2023	5/17/2029	—	(52)	—
	First Lien - Term Loan A	SOFR+5.50% (Floor 2.00%)/Q Current Coupon 11.06%	2/23/2024	5/17/2029	12,000	11,802	12,000
	First Lien - Term Loan B	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 12.06%	2/23/2024	5/17/2029	12,000	11,802	12,000
	First Lien - Term Loan C	SOFR+7.50% (Floor 2.00%)/Q, Current Coupon 13.06%	2/23/2024	5/17/2029	12,000	11,801	12,000

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
						35,353	36,000
LIGHTING RETROFIT INTERNATIONAL, LLC[6] 750 MD Route 3 South, Suite 19 Gambills, MD 21054	Revolving Loan[10]	7.50%	12/31/2021	12/31/2025	729	729	714
	First Lien	7.50%	12/31/2021	12/31/2025	5,078	5,078	4,971
	Second Lien[16]	10.00% PIK	12/31/2021	12/31/2026	5,208	5,208	4,917
						11,015	10,602
Subtotal: Environmental Services (6.60%)*						51,216	51,341
Financial Services
JACKSON HEWITT TAX SERVICE, INC. 10 Exchange Place, 27th Floor Jersey City, NJ 07302	First Lien	SOFR+8.50% (Floor 2.50%)/Q, Current Coupon 13.80%	9/14/2023	9/14/2028	10,000	9,867	9,800
NATIONAL CREDIT CARE, LLC 1499 W 121st Ave #300 Westminster, CO 80234	First Lien - Term Loan A	SOFR+6.50% (Floor 1.00%)/Q, Current Coupon 11.90%	12/23/2021	12/23/2026	11,875	11,745	11,875
	First Lien - Term Loan B	SOFR+7.50% (Floor 1.00%)/Q, Current Coupon 12.90%	12/23/2021	12/23/2026	11,875	11,744	6,412
						23,489	18,287
NINJATRADER, INC. 1422 Delgany St., Suite 400 Denver, CO 80202	Revolving Loan[10]	SOFR+6.75% (Floor 1.00%)	12/18/2019	12/18/2026	—	(3)	—
	First Lien	SOFR+6.75% (Floor 1.00%)/Q, Current Coupon 12.20%	12/18/2019	12/18/2026	34,481	34,097	34,481
						34,094	34,481
Subtotal: Financial Services (8.05%)*						67,450	62,568
Food, Agriculture & Beverage
AMERICAN NUTS OPERATIONS LLC 12950 San Fernando Rd. Sylmar, CA 91342	First Lien - Term Loan A16	SOFR+9.75% PIK (Floor 1.00%)/Q, Current Coupon 15.20%	3/11/2022	4/10/2026	12,944	12,903	10,356
	First Lien - Term Loan B16	SOFR+11.75% PIK (Floor 1.00%)/Q, Current Coupon 17.20%	3/11/2022	4/10/2026	12,106	12,057	7,276
						24,960	17,632
FOOD PHARMA SUBSIDIARY HOLDINGS, LLC 10012 Painter Ave. Santa Fe Srpings, CA 90670	First Lien - Term Loan A	SOFR+6.00% (Floor 2.00%)/M, Current Coupon 11.36%[20]	6/21/2024	12/31/2026	14,197	13,969	14,197

Portfolio Company[1,5,6,7,18,21]		Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
		First Lien - Term Loan B	SOFR+7.00% (Floor 2.00%)/M, Current Coupon 12.36%[20]	6/21/2024	12/31/2026	14,197	13,912	14,197
		First Lien - Term Loan C	SOFR+8.00% (Floor 2.00%)/M, Current Coupon 13.36%[20]	6/21/2024	12/31/2026	14,197	13,913	14,197
							41,794	42,591
GULF PACIFIC ACQUISITION, LLC 12010 Taylor Rd. Houston, TX 77041		Revolving Loan[10]	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.49%[20]	9/30/2022	9/29/2028	707	693	678
		First Lien	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.48%	9/30/2022	9/29/2028	3,597	3,541	3,453
		Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.45%	9/30/2022	9/29/2028	299	286	287
							4,520	4,418
INW MANUFACTURING, LLC 310 Park Lane Farmington, UT 84025	8	First Lien	SOFR+5.75% (Floor 0.75%)/Q, Current Coupon 11.35%	3/6/2024	3/25/2027	2,070	2,035	1,739
MAMMOTH BORROWCO, INC. 235 Asylum Street Norwich, CT 06360		Revolving Loan[10]	SOFR+6.25% (Floor 1.50%)/Q, Current Coupon 11.58%[20]	11/30/2023	11/30/2028	2,950	2,867	2,876
		First Lien - Term Loan A	SOFR+5.25% (Floor 1.50%)/Q, Current Coupon 10.60%	11/30/2023	11/30/2028	10,723	10,479	10,455
		First Lien - Term Loan B	SOFR+7.25% (Floor 1.50%)/Q, Current Coupon 12.60%	11/30/2023	11/30/2028	10,723	10,478	10,455
		Delayed Draw Term Loan[10]	SOFR+6.25% (Floor 1.50%)/Q, Current Coupon 11.59%[20]	11/30/2023	11/30/2028	2,250	2,190	2,194
							26,014	25,980
MUENSTER MILLING COMPANY, LLC 202 S Main St. Muenster, TX 76252		Revolving Loan	SOFR+8.00% (Floor 1.00%)	8/10/2021	8/10/2026	—	(42)	—
		First Lien	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.45%	8/10/2021	8/10/2026	21,800	21,556	21,364
							21,514	21,364

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
NEW SKINNY MIXES, LLC 2849 Executive Drive, Suite 210 Clearwater, FL 33762	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	12/21/2022	12/21/2027	—	(56)	—
	First Lien	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.50%	12/21/2022	12/21/2027	13,000	12,802	13,000
						12,746	13,000
Subtotal: Food, Agriculture & Beverage (16.30%)*						133,583	126,724
Healthcare Equipment & Supplies
CENTRAL MEDICAL SUPPLY LLC[6] 240 US-206 Ste A Flanders, NJ 07836	Revolving Loan[10]	SOFR+7.00% (Floor 1.75%)/Q, Current Coupon 12.47%[20]	5/22/2020	5/22/2025	1,200	1,195	1,200
	First Lien	SOFR+7.00% (Floor 1.75%)/Q, Current Coupon 12.45%	5/22/2020	5/22/2025	7,540	7,508	7,540
	Delayed Draw Capex Term Loan[10]	SOFR+7.00% (Floor 1.75%)/Q, Current Coupon 12.45%	5/22/2020	5/22/2025	101	95	101
						8,798	8,841
COMMAND GROUP ACQUISITION, LLC[6] 15 Signal Ave. Ormond Beach, FL 32174	First Lien	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.30%	2/15/2024	2/15/2029	6,000	5,886	5,700
LKC TECHNOLOGIES, INC. 2 Professional Drive, Suite 222 Gaithersburg, MD 20879	Revolving Loan[10]	SOFR+7.00% (Floor 2.00%)	6/7/2023	6/7/2028	—	(31)	—
	First Lien	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.56%	6/7/2023	6/7/2028	5,917	5,818	5,917
						5,787	5,917
SCRIP INC. 360 Veterans Parkway, Suite 115 Bolingbrook, IL 60440	First Lien	SOFR+8.00% (Floor 2.00%)/M, Current Coupon 13.47%	3/21/2019	3/19/2027	16,541	16,468	16,375
Subtotal: Healthcare Equipment & Supplies (4.74%)*						36,939	36,833
Healthcare Products
ISAGENIX INTERNATIONAL, LLC 155 E. Rivulon Blvd. Gilbert, AZ 85297	First Lien	2.50%, SOFR+4.10% PIK (Floor 1.00%)/Q, Current Coupon 11.93%	3/6/2024	4/14/2028	740	740	651
LIGHTNING INTERMEDIATE II, LLC 10950 San Jose Blvd, Suite 288 Jacksonville, FL 32223	Revolving Loan[10]	SOFR+6.50% (Floor 1.00%)	6/6/2022	6/7/2027	—	(22)	—

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien	SOFR+6.50% (Floor 1.00%)/S, Current Coupon 12.01%	6/6/2022	6/7/2027	21,991	21,703	21,287
						21,681	21,287
MICROBE FORMULAS LLC 3750 East Pewter Falls Street, Suite 100 Meridian, ID 83642	Revolving Loan[10]	SOFR+6.00% (Floor 1.00%)	4/4/2022	4/3/2028	—	(21)	—
	First Lien	SOFR+6.00% (Floor 1.00%)/M, Current Coupon 11.44%	4/4/2022	4/3/2028	9,690	9,560	9,690
						9,539	9,690
Subtotal: Healthcare Products (4.07%)*						31,960	31,628
Healthcare Services
AAC NEW HOLDCO INC. 200 Powell Place Brentwood, TN 37027	First Lien	18.00% PIK	12/11/2020	6/25/2025	15,027	15,027	14,862
	Delayed Draw Term Loan	18.00% PIK	1/31/2023	6/25/2025	453	450	448
						15,477	15,310
CAVALIER BUYER, INC. 445 Charles H Dimmock Pkwy, Ste 100 Colonial Heights, VA 23834	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	2/10/2023	2/10/2028	—	(29)	—
	First Lien	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.47%	2/10/2023	2/10/2028	6,500	6,398	6,500
						6,369	6,500
CDC DENTAL MANAGEMENT CO., LLC 3100 Zinfandel Dr. Ste 400 Rancho Cordova, CA 95670	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	10/31/2023	10/31/2028	—	(34)	—
	First Lien - Term Loan A	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.30%	10/31/2023	10/31/2028	5,500	5,401	5,390
	First Lien - Term Loan B	SOFR+9.00% (Floor 2.00%)/Q, Current Coupon 14.30%	10/31/2023	10/31/2028	5,500	5,400	5,390
						10,767	10,780
CITYVET, INC. 2727 Oak Lawn Ave. Dallas, TX 75219	First Lien	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.41%[20]	9/6/2023	9/6/2028	20,000	19,645	20,000
	Delayed Draw Term Loan[10]	SOFR+7.00% (Floor 2.00%)	6/20/2024	9/6/2028	—	(149)	—
						19,496	20,000

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
HH-INSPIRE ACQUISITION, INC. 1010 South Federal Highway, Suite 1010 Delray Beach, FL 33483	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.44%[20]	4/3/2023	4/3/2028	719	704	640
	First Lien	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.43%	4/3/2023	4/3/2028	7,955	7,785	7,080
						8,489	7,720
INSTITUTES OF HEALTH, LLC 9246 Lightwave Ave, Suite 120 San Diego, CA 92123	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	9/29/2023	9/29/2028	—	(17)	—
	First Lien - Term Loan A	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.30%	9/29/2023	9/29/2028	7,500	7,367	7,125
	First Lien - Term Loan B	SOFR+9.00% (Floor 2.00%)/Q, Current Coupon 14.30%	9/29/2023	9/29/2028	7,500	7,367	7,125
						14,717	14,250
NEUROPSYCHIATRIC HOSPITALS, LLC 112 W. Jefferson Blvd, Suite 600 South Bend, IN 46601	Revolving Loan[10]	SOFR+7.50% (Floor 1.00%)/Q, Current Coupon 12.95%	5/14/2021	5/14/2026	4,000	3,960	4,000
	First Lien - Term Loan A	SOFR+6.50% (Floor 1.00%)/Q, Current Coupon 11.95%	3/21/2023	5/14/2026	7,416	7,354	7,416
	First Lien - Term Loan B	SOFR+8.50% (Floor 1.00%)/Q, Current Coupon 13.95%	3/21/2023	5/14/2026	7,416	7,354	7,416
	First Lien - Term Loan C	SOFR+10.00% (Floor 1.00%)/Q, Current Coupon 15.45%	3/21/2023	5/14/2026	5,142	5,055	5,142
	First Lien - Term Loan D	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.45%	10/27/2023	5/14/2026	12,958	12,709	12,958
						36,432	36,932
ROSELAND MANAGEMENT, LLC[6] 2737 S Broadway Ave Tyler, TX 75701	Revolving Loan[10]	SOFR+7.00% (Floor 2.00%)	11/9/2018	11/12/2024	—	—	—
	First Lien	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.45%	11/9/2018	11/12/2024	14,869	14,859	14,870
						14,859	14,870

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
SPECTRUM OF HOPE, LLC 11820 Cypress Corner Lane, Ste. B Houston, TX 77065	First Lien	SOFR+8.50% (Floor 1.00%)/Q, Current Coupon 13.95%	9/6/2022	6/11/2026	22,353	22,331	18,419
TALKNY MANAGEMENT HOLDINGS, LLC[6] 16 Sumner Pl. Brooklyn, NY 11206	First Lien	SOFR+7.00% (Floor 3.00%)/Q, Current Coupon 12.35%	6/14/2024	6/14/2029	7,500	7,388	7,388
VERSICARE MANAGEMENT LLC 210 Town Center Drive Troy, MI 48084	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.58%[20]	8/18/2022	8/18/2027	600	569	600
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	8/18/2022	8/18/2027	11,860	11,669	11,860
	First Lien - Term Loan B	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.56%	7/14/2023	8/18/2027	11,860	11,669	11,860
						23,907	24,320
Subtotal: Healthcare Services (22.70%)*						180,232	176,489
Industrial Machinery
C&M CONVEYOR, INC. 446 E 131st St. Cleveland, OH 44108	First Lien - Term Loan A15	SOFR+5.50% (Floor 1.50%)/M, Current Coupon 10.94%	1/3/2023	9/30/2026	6,500	6,415	6,500
	First Lien - Term Loan B15	SOFR+7.50% (Floor 1.50%)/M, Current Coupon 12.94%	1/3/2023	9/30/2026	6,500	6,415	6,500
						12,830	13,000
SUREKAP, LLC 579 Barrow Park Dr. Winder, GA 30680	Revolving Loan[10]	SOFR+6.00% (Floor 1.50%)	6/24/2024	6/25/2029	—	(25)	—
	First Lien - Term Loan A	SOFR+5.00% (Floor 1.50%)/Q, Current Coupon 10.35%	6/24/2024	6/25/2029	8,114	8,033	8,033
	First Lien - Term Loan B	SOFR+7.00% (Floor 1.50%)/Q, Current Coupon 12.35%	6/24/2024	6/25/2029	8,114	8,033	8,033
	Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.50%)	6/24/2024	6/25/2029	—	—	—
						16,041	16,066
SYSTEC CORPORATION 3245 N Mitthoefer Rd. Indianapolis, IN 46235	Revolving Loan[10]	SOFR+ 8.00% (Floor 1.00%)/Q, Current Coupon 13.46%[20]	8/13/2021	8/13/2025	1,700	1,689	1,657

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.45%	8/13/2021	8/13/2025	8,440	8,386	8,229
						10,075	9,886
Subtotal: Industrial Machinery (5.01%)*						38,946	38,952
Industrial Products
DAMOTECH INC.[9,22] 3620 Ave. des Grande Tourelles Boisbriand Qc J7H 0A1 Canada	Revolving Loan[10]	SOFR+6.75% (Floor 2.00%)	7/7/2023	7/7/2028	—	(48)	—
	First Lien - Term Loan A	SOFR+5.75% (Floor 2.00%)/Q, Current Coupon 11.20%	7/7/2023	7/7/2028	5,100	5,013	5,100
	First Lien - Term Loan B	SOFR+7.75% (Floor 2.00%)/Q, Current Coupon 13.20%	7/7/2023	7/7/2028	5,100	5,013	5,100
	Delayed Draw Term Loan	SOFR+6.75% (Floor 2.00%)/Q, Current Coupon 12.20%	7/7/2023	7/7/2028	3,000	2,946	3,000
						12,924	13,200
GPT INDUSTRIES, LLC[6] 4990 N Iris St. Wheat Ridge, CO 80033	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	1/30/2023	1/31/2028	—	(43)	—
	First Lien[19]	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.56%	1/30/2023	1/31/2028	5,969	5,874	5,969
						5,831	5,969
LLFLEX, LLC 1225 W Burnett Ave Louisville, KY 40210	First Lien[15]	SOFR+9.00%, 0.50% PIK (Floor 1.00%)/Q, Current Coupon 14.95%	8/16/2021	8/14/2026	10,788	10,667	9,170
Subtotal: Industrial Products (3.65%)*						29,422	28,339
Industrial Services
BP LOENBRO HOLDINGS INC. 7401 Church Ranch Blvd, Suite 210 Westminster, CO 80021	Revolving Loan[10]	SOFR+6.00% (Floor 1.50%)/M, Current Coupon 11.44%[20]	2/9/2024	2/1/2029	606	585	606
	First Lien	SOFR+6.00% (Floor 1.50%)/Q, Current Coupon 11.43%	2/9/2024	2/1/2029	9,737	9,554	9,737
	Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.50%)	2/9/2024	2/1/2029	—	(10)	—
						10,129	10,343
Subtotal: Industrial Services (1.33%)*						10,129	10,343

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Media & Marketing
360 QUOTE TOPCO, LLC 3853 Northdale Blvd, Suite 373 Tampa, FL 33624	Revolving Loan	SOFR+6.50% (Floor 1.00%)/Q, Current Coupon 11.98%	6/16/2022	6/16/2027	3,346	3,315	2,760
	First Lien[19]	SOFR+6.50%, 3.00% PIK (Floor 1.00%)/Q, Current Coupon 14.98%	6/16/2022	6/16/2027	23,917	23,687	19,731
						27,002	22,491
ACCELERATION, LLC 1875 Century Park E, Suite 1200 Los Angeles, CA 90067	Revolving Loan[10]	SOFR+8.75% (Floor 1.00%)/Q, Current Coupon 14.34%	6/13/2022	6/14/2027	1,000	941	973
	First Lien - Term Loan A	SOFR+7.75% (Floor 1.00%)/Q, Current Coupon 13.31%	6/13/2022	6/14/2027	8,882	8,766	8,642
	First Lien - Term Loan B	SOFR+8.75% (Floor 1.00%)/Q, Current Coupon 14.31%	6/13/2022	6/14/2027	8,882	8,765	8,642
	First Lien - Term Loan C	SOFR+9.75% (Floor 1.00%)/Q, Current Coupon 15.31%	6/13/2022	6/14/2027	8,882	8,764	8,642
						27,236	26,899
ACCELERATION PARTNERS, LLC 16 Rae Avenue Needham, MA 02492	First Lien[8]	SOFR+8.10% (Floor 1.00%)/Q, Current Coupon 13.55%[20]	12/1/2020	12/1/2025	19,550	19,315	19,550
BOND BRAND LOYALTY ULC[9,22] 25 King Street West Commerce Court, 20th Floor Toronto, Ontario, M5L 2AI Canada	Revolving Loan[10]	SOFR+7.00% (Floor 2.00%)	5/1/2023	5/1/2028	—	(31)	—
	First Lien - Term Loan A	SOFR+6.00% (Floor 2.00%)/Q, Current Coupon 11.45%	5/1/2023	5/1/2028	8,933	8,786	8,763
	First Lien - Term Loan B	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.45%	5/1/2023	5/1/2028	8,933	8,785	8,754
						17,540	17,517

EXACT BORROWER, LLC 16 Division Street West Greenwich, CT 06830	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	12/7/2022	8/6/2027	—	(33)	—

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien - Term Loan A	SOFR+7.50% (Floor 2.00%)/Q, Current Coupon 12.95%	12/7/2022	8/6/2027	7,753	7,639	7,753
	First Lien - Term Loan B	SOFR+7.50% (Floor 2.00%)/Q, Current Coupon 12.95%	12/7/2022	8/6/2027	7,753	7,639	7,753
	Delayed Draw Term Loan	SOFR+7.50% (Floor 2.00%)/Q, Current Coupon 12.95%	12/7/2022	8/6/2027	2,062	2,020	2,062
	Promissory Note	13.574%	12/7/2022	12/6/2028	385	385	385
						17,650	17,953
IGNITE VISIBILITY LLC 4520 Executive Square #100 La Jolla, CA 92037	Revolving Loan[10]	SOFR+6.00% (Floor 1.50%)	12/1/2023	12/1/2028	—	(27)	—
	First Lien - Term Loan A	SOFR+5.00% (Floor 1.50%)/M, Current Coupon 10.30%	12/1/2023	12/1/2028	5,000	4,932	4,930
	First Lien - Term Loan B	SOFR+7.00% (Floor 1.50%)/M, Current Coupon 12.30%	12/1/2023	12/1/2028	5,000	4,932	4,930
	Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.50%)	12/1/2023	12/1/2028	—	(18)	—
						9,819	9,860
Subtotal: Media & Marketing (14.70%)*						118,562	114,270
Movies & Entertainment
CRAFTY APES, LLC 127 Lomita St. El Segundo, CA 90245	First Lien[8]	SOFR+9.25% PIK (Floor 1.00%)/M, Current Coupon 14.59%	6/9/2021	10/31/2025	17,358	17,300	15,622
Subtotal: Movies & Entertainment (2.01%)*						17,300	15,622
Pharmaceuticals, Biotechnology & Life Sciences
LGM PHARMA, LLC 2758 Circleport Dr. Erlanger, KY 41018	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)	11/28/2023	11/20/2026	—	(24)	—
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/M, Current Coupon 12.43%	11/28/2023	11/20/2026	4,860	4,825	4,860
	First Lien - Term Loan B	SOFR+9.00% (Floor 1.00%)/M, Current Coupon 14.43%	11/28/2023	11/20/2026	4,860	4,825	4,860

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien	SOFR+8.00% (Floor 1.00%)/M, Current Coupon 13.43%	11/28/2023	11/20/2026	4,975	4,892	4,975
	Delayed Draw Term Loan	SOFR+8.00% (Floor 1.00%)/M, Current Coupon 13.43%	3/16/2018	11/20/2026	4,258	4,215	4,258
						18,733	18,953
STATINMED, LLC[6] 5360 Legacy Dr. Ste 120 Plano, TX 75024	First Lien[16]	SOFR+9.50% PIK (Floor 2.00%)/M, Current Coupon 14.94%	7/1/2022	7/1/2027	7,560	7,560	1,512
Subtotal: Pharmaceuticals, Biotechnology & Life Sciences (2.63%)*						26,293	20,465
Restaurants
ONE GROUP, LLC 717 6th Avenue NE Decatur, AL 35601	First Lien	SOFR+8.25% (Floor 1.00%)/M, Current Coupon 13.69%	2/22/2024	10/29/2026	9,909	9,821	9,819
	Delayed Draw Term Loan[10]	SOFR+8.25% (Floor 1.00%)	2/22/2024	10/29/2026	—	—	—
						9,821	9,819
SWENSONS DRIVE-IN RESTAURANTS, LLC 680 E Cuyahoga Falls Ave Akron, OH 44310	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	9/27/2023	9/27/2028	—	(25)	—
	First Lien - Term Loan A	SOFR+ 6.50% (Floor 2.00%)/Q, Current Coupon 11.80%	9/27/2023	9/27/2028	8,000	7,858	7,808
	First Lien - Term Loan B	SOFR+8.50% (Floor 2.00%)/Q, Current Coupon 13.80%	9/27/2023	9/27/2028	8,000	7,858	7,808
						15,691	15,616
Subtotal: Restaurants (3.27%)*						25,512	25,435
Software & IT Services
ACACIA BUYERCO V LLC 60 East Rio Salado Parkway, Suite 900 Tempe, AZ 85281	Revolving Loan[10]	SOFR+7.00% (Floor 1.00%)	11/25/2022	11/26/2027	—	(27)	—
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	11/25/2022	11/26/2027	12,500	12,280	12,500
						12,253	12,500
CADMIUM, LLC 19 Newport Drive, Suite 101 Forest Hill, MD 21050	Revolving Loan	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.60%	1/7/2022	12/22/2026	615	612	615

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien	SOFR+0.00%, 8.00% PIK (Floor 1.00%)/Q, Current Coupon 13.60%	1/7/2022	12/22/2026	7,657	7,615	7,657
						8,227	8,272
COREL, INC.[9,22] 333 Preston St. Suite 700 Ottawa, ON, K18 5N4 Canada	First Lien	SOFR+5.00% /Q, Current Coupon 10.45%	3/4/2024	7/2/2026	4,789	4,725	4,789
GRAMMATECH, INC.[6] 6903 Rockledge Dr., Suite 820 Bethesda, MD 20817	Revolving Loan[10]	SOFR+9.50% (Floor 2.00%)	11/1/2019	11/1/2024	—	(3)	—
	First Lien	SOFR+9.50% (Floor 2.00%)/Q, Current Coupon 14.95%	11/1/2019	11/1/2024	1,000	999	1,000
						996	1,000
INFOGAIN CORPORATION 485 Alberto Way Los Gatos, CA 95032	First Lien	SOFR+5.75% (Floor 1.00%)/M, Current Coupon 11.19%	5/24/2024	7/28/2028	3,692	3,656	3,692
ISI ENTERPRISES, LLC 250 Exchange Place, Suite E Herndon, VA 20170	Revolving Loan[10]	SOFR+7.00% (Floor 1.00%)	10/1/2021	10/1/2026	—	(18)	—
	First Lien	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	10/1/2021	10/1/2026	3,816	3,778	3,816
						3,760	3,816
ZENFOLIO INC. 3515A Edison Way Menlo Park, CA 94025	Revolving Loan[10]	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.45%	7/17/2017	12/31/2026	2,000	1,978	2,000
	First Lien	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.45%	7/17/2017	12/31/2026	19,745	19,591	19,745
						21,569	21,745
Subtotal: Software & IT Services (7.18%)*						55,186	55,814
Specialty Chemicals
SOUTH COAST TERMINALS, LLC 7402 Wallisville Road Houston, TX 77020	Revolving Loan[10]	SOFR+6.00% (Floor 1.00%)	12/13/2021	12/11/2026	—	(19)	—
	First Lien	SOFR+6.00% (Floor 1.00%)/M, Current Coupon 11.44%	12/13/2021	12/11/2026	14,413	14,257	14,413
						14,238	14,413
Subtotal: Specialty Chemicals (1.85%)*						14,238	14,413

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Specialty Retail
ATS OPERATING, LLC 1900 Crestwood Blvd, Suite 302 Irondale, AL 35210	Revolving Loan[10]	SOFR+6.50% (Floor 1.00%)/Q, Current Coupon 12.06%[20]	1/18/2022	1/18/2027	951	925	951
	First Lien - Term Loan A	SOFR+5.50% (Floor 1.00%)/Q, Current Coupon 11.06%	1/18/2022	1/18/2027	9,250	9,147	9,250
	First Lien - Term Loan B	SOFR+7.50% (Floor 1.00%)/Q, Current Coupon 13.06%	1/18/2022	1/18/2027	9,250	9,145	9,250
						19,217	19,451
CATBIRD NYC, LLC[6] 108 N 7th St. Brooklyn, NY 11249	Revolving Loan[10]	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.48%	10/15/2021	10/15/2026	500	464	500
	First Lien	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.45%	10/15/2021	10/15/2026	15,000	14,842	15,000
						15,306	15,500
Subtotal: Specialty Retail (4.50%)*						34,523	34,951
Technology Products & Components
EMERALD TECHNOLOGIES (U.S.) ACQUISITIONCO, INC. 2243 Lundy Avenue San Jose, CA 95131	First Lien - Term B Loan	SOFR+6.25% (Floor 1.00%)/Q, Current Coupon 11.75%	3/12/2024	12/29/2027	3,473	3,439	3,127
TRAFERA, LLC (FKA TRINITY 3, LLC) 2550 University Ave W, Suite 315-S Saint Paul, MN 55114	First Lien[15]	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.45%	9/30/2020	9/30/2025	5,650	5,625	5,480
	Unsecured convertible note[9,13]	12.00%	2/7/2022	3/31/2026	75	75	75
						5,700	5,555
Subtotal: Technology Products & Components (1.12%)*						9,139	8,682
Telecommunications
BROAD SKY NETWORKS LLC 745 Northwest Mount Washington Dr., Suite 300 Bend, OR 97701	Unsecured convertible note[9,10,13]	20.00% PIK	4/19/2024	12/13/2028	57	57	57
LOGIX HOLDINGS COMPANY, LLC 2950 North Loop West Houston, TX 77092	First Lien	P+4.75% (Floor 2.00%)/Q, Current Coupon 13.25%	3/11/2024	12/22/2024	3,555	3,552	2,762
MERCURY ACQUISITION 2021, LLC 3033 Wilson Blvd, Suite 700 Arlington, VA 22201	First Lien	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.56%	12/6/2021	12/7/2026	12,958	12,815	11,338

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	Second Lien	SOFR+11.00% (Floor 1.00%)/Q, Current Coupon 16.56%	12/6/2021	12/7/2026	2,927	2,894	2,195
						15,709	13,533
U.S. TELEPACIFIC CORP. 303 Colorado St, Suite 2075 Austin, TX 78701	First Lien	SOFR+1.00%, 6.25% PIK (Floor 1.00%)/Q, Current Coupon 12.75%	3/19/2024	5/2/2026	2,440	2,440	996
	Third Lien	—	3/18/2024	5/2/2027	230	230	59
						2,670	1,055
Subtotal: Telecommunications (2.24%)*						21,988	17,407
Transportation & Logistics
EVEREST TRANSPORTATION SYSTEMS, LLC 200 N La Salle St, Suite 2950 Chicago, IL 60601	First Lien	SOFR+8.00% (Floor 1.00%)/M, Current Coupon 13.44%	11/9/2021	8/26/2026	6,375	6,342	5,801
GUARDIAN FLEET SERVICES, INC. 4701 East Ave West Palm Beach, FL 33407	First Lien	SOFR+7.25%, 1.75% PIK (Floor 2.50%)/Q, Current Coupon 14.45%	2/10/2023	2/10/2028	9,615	9,411	9,134
ITA HOLDINGS GROUP, LLC[6] 4105 Tradewind St, Hangar #4 Amarillo, TX 79118	Revolving Loan[10]	SOFR+9.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 16.45%	6/21/2023	6/21/2027	3,525	3,459	3,525
	First Lien - Term Loan	SOFR+8.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 15.45%	6/21/2023	6/21/2027	13,196	11,450	13,196
	First Lien - Term B Loan	SOFR+10.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 17.45%	6/21/2023	6/21/2027	13,196	11,435	13,196
	Delayed Draw Term Loan - A10	SOFR+8.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 15.45%	6/21/2023	6/21/2027	1,058	1,039	1,058
	Delayed Draw Term Loan - B10	SOFR+10.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 17.45%	6/21/2023	6/21/2027	1,058	1,033	1,058
						28,416	32,033

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
LAB LOGISTICS, LLC 1221 S Belt Line Rd Coppell, TX 75019	First Lien	SOFR+7.25% (Floor 1.00%)/M, Current Coupon 12.69%	2/22/2024	12/31/2025	7,958	7,955	7,958
Subtotal: Transportation & Logistics (7.07%)*						52,124	54,926
Total: Debt Investments (171.78%)*						$1,385,011	$1,335,279

Equity Investments
Building & Infrastructure Products
BRANDNER DESIGN, LLC[7]	27,000 Class A Units[9,13]		4/15/2024	—	$—	$—	$757
Subtotal: Building & Infrastructure Products (0.10%)*						—	757
Business Services
DYNAMIC COMMUNITIES, LLC[6]	250,000 Class A Preferred Units[9,13]		12/20/2022	—	—	250	317
	5,435,211.03 Class B Preferred Units[9,13]		12/20/2022	—	—	2,218	—
	255,984.22 Class C Preferred Units[9,13]		12/20/2022	—	—	—	—
	2,500,000 Common units[9,13]		12/20/2022	—	—	—	—
						2,468	317
FS VECTOR LLC	1,000 Common units[9,11,13]		4/26/2023	—	—	1,000	1,000
SPOTLIGHT AR, LLC	750 Common Units[9,11,13]		12/8/2021	—	—	750	1,164
US COURTSCRIPT HOLDINGS, INC.	1,000,000 Class D-3 LP Units[9,13]		5/17/2022	—	—	1,000	1,594
	211,862.61 Class D-4 LP Units[9,13]		10/31/2022	—	—	212	325
	211,465.87 Class D-5 LP Units[9,13]		1/10/2023	—	—	211	320
						1,423	2,239
Subtotal: Business Services (0.61%)*						5,641	4,720
Consumer Products
ALLIANCE SPORTS GROUP, L.P.	3.88% membership preferred interest		8/1/2017	—	—	2,500	2,019
HEAT TRAK, LLC	Warrants (Expiration - April 4, 2034)[9,13]		6/12/2023	—	—	1,216	494
SHEARWATER RESEARCH, INC.[22] 10200 Shellbridge Way, Suite 100 Richmond, BC V6X 2W9, Canada	1,200,000 Class A Preferred Units[9,11,13]		4/30/2021	—	—	603	650
	40,000 Class A Common Units[9,13]		4/30/2021	—	—	33	972
						636	1,622
TRU FRAGRANCE & BEAUTY LLC	1,000,000 Preferred Units[9,13]		3/22/2024	—	—	1,000	1,000
Subtotal: Consumer Products (0.66%)*						5,352	5,135
Consumer Services
AIR CONDITIONING SPECIALIST, INC.[6]	1,006,045.85 Preferred Units[9,13]		11/9/2021	—	—	1,344	3,319

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
APPLE ROOFING ADMINISTRATIVE SERVICES, LLC (fka ROOF OPCO, LLC)	535,714.29 Class A Units[9,13]		9/23/2022	—	—	750	750
	250,000 Class B Units[9,13]		4/13/2023	—	—	250	56
	169,584.62 Class A-1 Units[9,13]		5/30/2024	—	—	88	89
						1,088	895
LIFT BRANDS, INC.	1,051 shares of common stock		4/2/2024	—	—	749	553
POOL SERVICE PARTNERS, INC.[6]	10,000 Common units[9,13]		12/20/2023	—	—	1,000	1,384
TMT BHC BUYER, INC.	500,000.00 Class A Units[9,13]		3/7/2024	—	—	500	500
Subtotal: Consumer Services (0.86%)*						4,681	6,651
Distribution
BINSWANGER HOLDING CORP. 965 Ridge Lake Blvd, Suite 305 Memphis, TN 38120	900,000 shares of common stock		3/9/2017	—	—	900	598
Subtotal: Distribution (0.08%)*						900	598
Education
STUDENT RESOURCE CENTER LLC[6]	10,502,487.46 Preferred Units		12/31/2022	—	—	5,845	—
	2,000,000.00 Preferred Units[9,13]		12/31/2022	—	—	—	—
						5,845	—
WALL STREET PREP, INC.	1,000,000 Class A-1 Preferred Shares[9,13]		7/19/2021	—	—	1,000	2,012
Subtotal: Education (0.26%)*						6,845	2,012
Environmental Services
ARBORWORKS, LLC[6]	100 Class A Units[9,13]		11/17/2021	—	—	100	4
	13,898.32 Class A-1 Preferred Units		11/6/2023	—	—	3,170	2,411
	13,898.32 Class B-1 Preferred Units		11/6/2023	—	—	—	—
	1,666.67 Class A-1 Common Units		11/6/2023	—	—	—	—
						3,270	2,415
ISLAND PUMP AND TANK, LLC	1,204,099.26 Preferred units[9,13]		3/2/2023	—	—	1,212	2,690
LIGHTING RETROFIT INTERNATIONAL, LLC[6]	208,333.3333 Series A Preferred units[9,13]		12/31/2021	—	—	—	—
	203,124.9999 Common units[9,13]		12/31/2021	—	—	—	—
						—	—
Subtotal: Environmental Services (0.66%)*						4,482	5,105
Financial Services
NATIONAL CREDIT CARE, LLC	191,049.33 Class A-3 Preferred units[9,11,13]		3/17/2022	—	—	2,000	914
NINJATRADER, INC.	2,000,000 Preferred Units[9,11,13]		12/18/2019	—	—	2,000	17,771
Subtotal: Financial Services (2.40%)*						4,000	18,685

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Food, Agriculture & Beverage
AMERICAN NUTS OPERATIONS LLC	3,000,000 units of Class A common stock[9,13]		4/10/2018	—	—	3,000	—
FOOD PHARMA SUBSIDIARY HOLDINGS, LLC	75,000 Class A Units[9,11,13]		6/1/2021	—	—	750	2,097
MAMMOTH BORROWCO, INC.	1,000,000 Class A Preferred Units[9,13]		11/30/2023	—	—	1,000	1,000
MUENSTER MILLING COMPANY, LLC	1,000,000 Class A units[9,13]		12/15/2022	—	—	1,000	633
	1,130,387.32 Class A-1 Units[9,13]		12/20/2023	—	—	500	316
						1,500	949
Subtotal: Food, Agriculture & Beverage (0.52%)*						6,250	4,046
Healthcare Equipment & Supplies
CENTRAL MEDICAL SUPPLY LLC[6]	2,620,670 Preferred Units[9,13]		5/22/2020	—	—	1,224	1,617
COMMAND GROUP ACQUISITION, LLC[6]	1,250,000 Preferred Units[9,13]		2/15/2024	—	—	1,250	860
LKC TECHNOLOGIES, INC.	1,000,000 Class A units[9,13]		6/7/2023	—	—	1,000	1,728
SCRIP INC.	100 shares of common stock		3/21/2019	—	—	1,000	439
Subtotal: Healthcare Equipment & Supplies (0.60%)*						4,474	4,644
Healthcare Products
LIGHTNING INTERMEDIATE II, LLC	0.42% LLC interest[9,11,13]		6/6/2022	—	—	600	263
Subtotal: Healthcare Products (0.03%)*						600	263
Healthcare Services
AAC NEW HOLDCO INC.	617,803 shares of common stock		12/11/2020	—	—	2,944	—
	Warrants (Expiration - December 11, 2025)		12/11/2020	—	—	2,584	—
						5,528	—
ASC ORTHO MANAGEMENT COMPANY, LLC 10215 Fernwood Rd. Ste 506 Bethesda, MD 20817	2,572 Common Units[9,13]		8/31/2018	—	—	1,026	234
CAVALIER BUYER, INC.	780,413 Preferred Units[9,13]		2/10/2023	—	—	787	856
	780,413 Class A-1 Units[9,13]		2/10/2023	—	—	—	—
						787	856
CDC DENTAL MANAGEMENT CO., LLC	1,568.70 Class Y Preferred Units[9,13]		10/31/2023	—	—	1,000	783

DELPHI LENDER HOLDCO LLC 4421 N Oakland Ave 201 Milwaukee, WI 53211	254 Common units		6/9/2023	—	—	—	—
HH-INSPIRE ACQUISITION, INC.	108,211.42 Preferred units[9,13]		4/3/2023	—	—	343	157
INSTITUTES OF HEALTH, LLC	100,000 Class A Preferred Units[9,13]		9/29/2023	—	—	1,000	742

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
OPCO BORROWER, LLC 1050 East Flamingo Rd, Suite R-180 Las Vegas, NV 89119	1,111.11 shares of common stock[11]		4/26/2024	—	—	207	1,006
ROSELAND MANAGEMENT, LLC[6]	3,364 Class A-2 Units		3/31/2023	—	—	202	799
	1,100 Class A-1 Units		9/26/2022	—	—	66	195
	16,084 Class A Units		11/9/2018	—	—	1,517	927
						1,785	1,921
SPECTRUM OF HOPE, LLC	1,110,081 Common units[9,13]		2/17/2023	—	—	1,110	—
TALKNY MANAGEMENT HOLDINGS, LLC[6]	1,500,000 Class A-1 Preferred Units[9,13]		6/14/2024	—	—	1,500	1,500
Subtotal: Healthcare Services (0.93%)*						14,286	7,199
Industrial Machinery
SUREKAP, LLC	413,223.14 Common units[9,13]		6/24/2024	—	—	500	500
Subtotal: Industrial Machinery (0.06%)*						500	500
Industrial Products
DAMOTECH INC.[22]	1,127 Preferred units[9,13]		7/7/2023	—	—	1,127	1,264
	1,127 Class A Common units[9,13]		7/7/2023	—	—	—	850
						1,127	2,114
GPT INDUSTRIES, LLC[6]	1,000,000 Class A Preferred Units[9,13]		1/30/2023	—	—	1,000	2,064
THE PRODUCTO GROUP, LLC 2980 Turner Road Jamestown, NY 14701	1,500,000 Class A units[9,11,13]		12/31/2021	—	—	1,500	10,889
Subtotal: Industrial Products (1.94%)*						3,627	15,067
Media & Marketing
ACCELERATION, LLC	13,451.22 Preferred Units[9,13]		6/13/2022	—	—	893	1,284
	1,611.22 Common Units[9,13]		6/13/2022	—	—	107	—
						1,000	1,284
ACCELERATION PARTNERS, LLC	1,019 Preferred Units[9,13]		12/1/2020	—	—	1,019	1,063
	1,019 Class A Common Units[9,13]		12/1/2020	—	—	14	—
						1,033	1,063
BOND BRAND LOYALTY ULC[22]	1,000 Preferred units[9,13]		5/1/2023	—	—	1,000	799
	1,000 Class A common units[9,13]		5/1/2023	—	—	—	—
						1,000	799
EXACT BORROWER, LLC	615.156 Common units		12/7/2022	—	—	615	945
IGNITE VISIBILITY LLC	833 Preferred Units[9,13]		12/1/2023	—	—	833	833
	833 Class A Common Units[9,13]		12/1/2023	—	—	167	167
						1,000	1,000

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
INFOLINKS MEDIA BUYCO, LLC 3 North Maple Avenue, Suite 1 Ridgewood, NJ 07450	1.67% LP interest[9,10,11,13]		10/29/2021	—	—	588	1,121
OUTERBOX, LLC 175 Montrose W Ave Copley, OH 44321	11,008.6744 Class A common units[9,13]		6/8/2022	—	—	1,313	1,588
SONOBI, INC.[6] 444 W New England Ave, Suite 220 Winter Park, FL 32789	500,000 Class A Common Units[9,13]		9/17/2020	—	—	500	1,675
VISTAR MEDIA INC. 1420 Walnut Street Philadelphia, PA 19102	171,617 shares of Series A preferred stock[9,13]		4/3/2019	—	—	1,874	8,862
Subtotal: Media & Marketing (2.36%)*						8,923	18,337
Pharmaceuticals, Biotechnology & Life Sciences
LGM PHARMA, LLC	161,825.84 units of Class A common stock[9,11,13]		11/15/2017	—	—	1,753	5,865
STATINMED, LLC[6]	4,718.62 Class A Preferred Units		7/1/2022	—	—	4,838	—
	39,097.96 Class B Preferred Units		7/1/2022	—	—	1,400	—
						6,238	—
Subtotal: Pharmaceuticals, Biotechnology & Life Sciences (0.75%)*						7,991	5,865
Software & IT Services
ACACIA BUYERCO V LLC	1,000,000 Class B-2 Units[9,13]		11/25/2022	—	—	1,000	1,000
GRAMMATECH, INC.[6]	1,000 Class A units		11/1/2019	—	—	1,000	—
	360.06 Class A-1 units		1/10/2022	—	—	360	—
						1,360	—
ISI ENTERPRISES, LLC	1,000,000 Series A Preferred units		10/1/2021	—	—	1,000	1,296
	166,667 Series A-1 Preferred units		6/7/2023	—	—	167	706
						1,167	2,002
VTX HOLDINGS, INC. 250 E Arapaho Rd., Suite 100 Richardson, TX 75081	1,597,707 Series A Preferred units[9,13]		7/23/2019	—	—	1,598	3,247
Subtotal: Software & IT Services (0.80%)*						5,125	6,249
Specialty Retail
ATS OPERATING, LLC	1,000,000 Preferred units[9,13]		1/18/2022	—	—	1,000	1,220
CATBIRD NYC, LLC[6]	1,000,000 Class A units[9,11,13]		10/15/2021	—	—	1,000	1,781
	500,000 Class B units[9,10,11,13]		10/15/2021	—	—	500	757
						1,500	2,538
Subtotal: Specialty Retail (0.48%)*						2,500	3,758

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Technology Products & Components
FLIP ELECTRONICS, LLC 6520 Corporate Ct., Suite 300 Alpharetta, GA 30005	2,446,170 Common Units[9,11,13]		1/4/2021	—	—	2,892	7,994
TRAFERA, LLC (FKA TRINITY 3, LLC)	896.43 Class A units[9,13]		11/15/2019	—	—	1,205	583
Subtotal: Technology Products & Components (1.10%)*						4,097	8,577
Telecommunications
BROAD SKY NETWORKS LLC	1,131,579 Series A Preferred units[9,13]		12/11/2020	—	—	1,132	1,493
	89,335 Series C Preferred units[9,13]		10/21/2022	—	—	89	100
	93,790 Series D Preferred units[9,13]		4/19/2024	—	—	119	193
						1,340	1,786
MERCURY ACQUISITION 2021, LLC	12,059,033 Series A Units[9,13]		12/6/2021	—	—	—	—
Subtotal: Telecommunications (0.23%)*						1,340	1,786
Transportation & Logistics
GUARDIAN FLEET SERVICES, INC.	1,500,000 Class A Units[9,13]		2/10/2023	—	—	1,500	1,584
	Warrants (Expiration - February 10, 2033)[9,13]		2/10/2023	—	—	80	42
	Warrants (Expiration - November 30, 2033)[9,13]		11/30/2023	—	—	20	24
	Warrants (Expiration - January 24, 2034)[9,13]		1/24/2024	—	—	24	24
						1,624	1,674
ITA HOLDINGS GROUP, LLC[6]	Warrants (Expiration - March 29, 2029)[9,13]		3/29/2019	—	—	538	4,386
	Warrants (Expiration - June 21, 2033)[9,13]		6/21/2023	—	—	3,791	4,233
	9.25% Class A Membership Interest[9,11,13]		2/14/2018	—	—	1,500	2,600
						5,829	11,219
Subtotal: Transportation & Logistics (1.66%)*						7,453	12,893
Total: Equity Investments (17.09%)*						$99,067	$132,847

Total: Investments (188.87%)*						$1,484,078	$1,468,126

*Value as a percent of net assets. All amounts are stated in U.S. Dollars.

1.All debt investments are income-producing, unless otherwise noted. Equity investments are non-income producing, unless otherwise noted.

2.All of the Company’s investments, the investments of SPV and the investments of SBIC I are pledged as collateral for the Company’s senior secured revolving credit facility, the SPV's financing credit facility or in support of the SBA-guaranteed debentures to be issued by SBIC I, the Company's wholly-owned subsidiary that operates as a small business investment company, respectively.
3.The majority of investments bear interest at a rate that may be determined by reference to Secured Overnight Financing Rate ("SOFR") or Prime (“P”) and reset daily (D), monthly (M), quarterly (Q), or semiannually (S). For each investment, the Company has provided the spread over SOFR or Prime and the current contractual interest rate in effect at June 30, 2024. Certain investments are subject to an interest rate floor. As noted, certain investments accrue payment-in-kind ("PIK") interest. SOFR based contracts may include a credit spread adjustment (the "Adjustment") that is charged in addition to the stated spread. The Adjustment is applied when the SOFR rate, plus the Adjustment, exceeds the stated floor rate, as applicable. As of June 30, 2024, SOFR based contracts in the portfolio had Adjustments ranging from 0.00% to 0.26161%. Refer to Note 4 — Fair Value Measurements to our unaudited consolidated financial statements in our most recent Quarterly Report on Form 10-Q for further discussion.
4.The Company's investment portfolio is comprised entirely of debt and equity securities of privately held companies for which quoted prices falling within the categories of Level 1 and Level 2 inputs are not readily available. Therefore, the Company values all of its portfolio investments at fair value, as determined in good faith by the valuation committee comprised of certain officers of the Company as the valuation designee of the Board of Directors pursuant to Rule 2a-5 under the Investment Company Act of 1940, as amended (the “1940 Act”), using significant unobservable Level 3 inputs.
5.Non-Control/Non-Affiliate investments are generally defined by the 1940 Act, as investments that are neither control investments nor affiliate investments. At June 30, 2024, the Company held $1,274.6 million of non-control/non-affiliate investments, which represented approximately 86.8% of the Company’s investment assets. The fair value of these investments as a percent of net assets is 164.0%.
6.Affiliate investments are generally defined by the 1940 Act as investments in which between 5% and 25% of the voting securities are owned and the investments are not classified as control investments. At June 30, 2024, the Company held $184.2 million of affiliate investments, which represented approximately 12.6% of the Company’s investment assets. The fair value of these investments as a percent of net assets is 23.7%.
7.Control investments are generally defined by the 1940 Act as investments in which more than 25% of the voting securities are owned. At June 30, 2024, the Company held $9.4 million of control investments, which represented approximately 0.6% of the Company's investment assets. The fair value of these investments as a percent of net assets is 1.2%.
8.The investment is structured as a first lien last out term loan.
9.Indicates assets that are not considered "qualifying assets" under Section 55(a) of the 1940 Act. Qualifying assets must represent at least 70% of total assets at the time of acquisition of any additional non-qualifying assets. As of June 30, 2024, approximately 10.9% of the Company's total assets (at fair value) were non-qualifying assets.
10.The investment has an unfunded commitment as of June 30, 2024. Refer to Note 10 - Commitments and Contingencies to our unaudited consolidated financial statements in our most recent Quarterly Report on Form 10-Q for further discussion.
11.Income producing through dividends or distributions.
12.As of June 30, 2024, the cumulative gross unrealized appreciation for U.S. federal income tax purposes was approximately $98.0 million; cumulative gross unrealized depreciation for federal income tax purposes was $111.3 million. Cumulative net unrealized depreciation was $13.3 million, based on a tax cost of $1,475.7 million.
13.Investment is held through a wholly-owned taxable subsidiary that has elected to be treated as a corporation for U.S. federal income tax purposes. Refer to Prospectus Summary - Organization in this Prospectus for further discussion.

14.The Company generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933. These investments, which, as of June 30, 2024, represented 188.9% of the Company's net assets or 95.1% of the Company's total assets, are generally subject to certain limitations on resale, and may be deemed "restricted securities" under the Securities Act.
15.The investment is structured as a split lien term loan, which provides the Company with a first lien priority on certain assets of the obligor and a second lien priority on different assets of the obligor.
16.Investment is on non-accrual status as of June 30, 2024, meaning the Company has ceased to recognize interest income on the investment.
17.Negative cost in this column represents the original issue discount of certain undrawn revolvers and delayed draw term loans.
18.Equity ownership may be held in shares or units of a company that is either wholly owned by the portfolio company or under common control by the same parent company to the portfolio company.
19.The investment is structured as a first lien first out term loan.
20.The rate presented represents a weighted average rate for borrowings under the facility as of June 30, 2024.
21.Unless otherwise noted, all portfolio company headquarters are based in the United States.
22.Portfolio company headquarters are located outside of the United States.
As of June 30, 2024, there were no investments that represented greater than 5% of our total assets.

The accompanying Notes are an integral part of these Consolidated Financial Statements.

MANAGEMENT

The information in the sections titled “Governance of the Company” and “Compensation Discussion and Analysis” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information in the section titled “Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The information contained under the captions “Security Ownership of Certain Beneficial Owners and Management” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

DETERMINATION OF NET ASSET VALUE

The NAV per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding. We calculate the value of our investments in accordance with the procedures described in “Part I, Item 1. Business – Determination of Net Asset Value” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

While we do not currently anticipate doing so, our shareholders may from time to time be asked to vote to allow us to issue common stock at a price below the NAV per share of our common stock. In such an approval, our shareholders may not specify a maximum discount below NAV at which we are able to issue our common stock. In order to sell shares pursuant to such a shareholder authorization:
•a majority of our independent directors who have no financial interest in the sale must have approved the sale; and
•a majority of such directors, who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of CSWC, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, must have determined in good faith, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares or immediately prior to the issuance of such shares, that the price at which such shares are to be sold is not less than a price which closely approximates the market value of those shares, less any underwriting commission or discount.

Any offering of common stock below NAV per share will be designed to raise capital for investment in accordance with our investment objective and strategies.

In making a determination that an offering below NAV per share is in our and our shareholders’ best interests, the Board would consider a variety of factors including:
•the effect that an offering below NAV per share would have on our shareholders, including the potential dilution they would experience as a result of the offering;
•the amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•the relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•whether the proposed offering price would closely approximate the market value of our shares;
•the potential market impact of being able to raise capital during the current financial market difficulties;
•the nature of any new investors anticipated to acquire shares in the offering;
•the anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and
•the leverage available to us, both before and after any offering, and the terms thereof.
Sales by us of our common stock at a discount to NAV pose potential risks for our existing shareholders whether or not they participate in the offering, as well as for new investors who participate in the offering.

The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different sets of investors:
•existing shareholders who do not purchase any shares in the offering;
•existing shareholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and
•new investors who become shareholders by purchasing shares in the offering.

Impact on Existing Shareholders who do not Participate in the Offering

Our existing shareholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These shareholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These shareholders also will experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These shareholders also may experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating shareholders in four different hypothetical offerings of different sizes and levels of discount from NAV per share. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table illustrates the dilutive effect on nonparticipating Shareholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV), (3) an offering of 250,000 shares (25% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV) and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares in such offering and the actual discount to the most recently determined NAV.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)		$10.00		$9.47		$8.42		$0.01
Net Proceeds per Share to Issuer		$9.50		$9.00		$8.00		$0.01
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.60	(4.00)%	$8.00	19.98%
Dilution to Nonparticipating Shareholder A
Share Dilution
Shares Held by Shareholder A	10,000	10,000		10,000		10,000		10,000
Percentage Outstanding Held by Shareholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.80%	(20.00)%	0.80%	(20.00)%
NAV Dilution
Total NAV Held by Shareholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,000	(4.00)%	$80,020	(19.98)%
Total Investment by Shareholder A (Assumed to be $10 per Share)	$100,000	$100,000		$100,000		$100,000		$100,000
Total Dilution to Shareholder A (Total NAV Less Total Investment)	$—	$(238)		$(909)		$(4,000)		$(19,980)
NAV Dilution per Share
NAV per Share Held by Shareholder A		$9.98		$9.91		$9.60		$8.00
Investment per Share Held by Shareholder A (Assumed to be $10 per Share on Shares Held Prior to Sale)	$10.00	$10.00		$10.00		$10.00		$10.00
NAV Dilution per Share Experienced by Shareholder A (NAV per Share Less Investment per Share)		$(0.02)		$(0.09)		$(0.40)		$(2.00)
Percentage NAV Dilution per Share Experienced by Shareholder A (NAV Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(4.00)%		(19.98)%
(1)Assumes 5% in selling compensation and expenses paid by us

Impact on Existing Shareholders who do Participate in the Offering

Our existing shareholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating shareholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution to such shareholders will decrease as the number of shares such shareholders purchase increases. Existing shareholders who buy more than their proportionate percentage will experience NAV dilution but will, in contrast to existing shareholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and also will experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such shareholders increases. Even a shareholder who over-participates, however, will be subject to the risk that we may make additional discounted offerings in which such shareholders does not participate, in which case such a shareholder will experience NAV dilution as described above in such subsequent offerings. These shareholders also may experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and the level of discount to NAV increases.
The following chart illustrates the level of dilution and accretion in the hypothetical 25% offering at a 20% discount from the prior chart (Example 3) for a shareholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 1,250 shares, which is 0.5% of an offering of 250,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 3,750 shares, which is 1.5% of an offering of 250,000 shares rather than its 1.0% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)		$8.42		$8.42
Net Proceeds per Share to Issuer		$8.00		$8.00
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.60	(4.00)%	$9.60	(4.00)%
Dilution to Nonparticipating Shareholder A
Share Dilution
Shares Held by Shareholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage Outstanding Held by Shareholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
NAV Dilution
Total NAV Held by Shareholder A	$100,000	$108,000	8.00%	$132,000	32.00%
Total Investment by Shareholder A (Assumed to be $10 per Share)	$100,000	$110,525		$131,575
Total Dilution to Shareholder A (Total NAV Less Total Investment)	$—	$(2,525)		$425
NAV Dilution per Share
NAV per Share Held by Shareholder A		$9.60		$9.60
Investment per Share Held by Shareholder A (Assumed to be $10 per Share on Shares Held Prior to Sale)	$10.00	$9.82	(1.76)%	$9.57	(4.31)%
NAV Dilution per Share Experienced by Shareholder A (NAV per Share Less Investment per Share)		$(0.22)		$0.03
Percentage NAV Dilution per Share Experienced by Shareholder A (NAV Dilution per Share Divided by Investment per Share)			(2.28)%		0.32%
(1)Assumes 5% in selling compensation and expenses paid by us

Impact on New Investors

Investors who are not currently shareholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently shareholders, but who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Examples 2, 3 and 4 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors, however, will be subject to the risk that we may make additional discounted offerings in which such new shareholders does not participate, in which case such new shareholders will experience dilution as described above in such subsequent offerings. These investors also may experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Shareholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)		$10.00		$9.47		$8.42		$0.01
Net Proceeds per Share to Issuer		$9.50		$9.00		$8.00		$0.01
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.60	(4.00)%	$8.00	(19.98)%
Dilution to Nonparticipating Shareholder A
Share Dilution
Shares Held by Shareholder A	—	500		1,000		2,500		2,500
Percentage Outstanding Held by Shareholder A	—%	0.05%		0.09%		0.20%		0.20%
NAV Dilution
Total NAV Held by Shareholder A	$—	$4,988		$9,909		$24,000		$20,005
Total Investment by Shareholder A (Assumed to be $10 per Share)	$—	$5,000		$9,470		$21,050		$25
Total Dilution to Shareholder A (Total NAV Less Total Investment)	$—	$(12)		$439		$2,950		$19,980
NAV Dilution per Share
NAV per Share Held by Shareholder A		$9.98		$9.91		$9.60		$8.00
Investment per Share Held by Shareholder A (Assumed to be $10 per Share on Shares Held Prior to Sale)		$10.00		$9.47		$8.42		$0.01
NAV Dilution per Share Experienced by Shareholder A (NAV per Share Less Investment per Share)		$(0.02)		$0.44		$1.18		$7.99
Percentage NAV Dilution per Share Experienced by Shareholder A (NAV Dilution per Share Divided by Investment per Share)			(0.20)%		4.64%		14.01%		79,920%
(1)Assumes 5% in selling compensation and expenses paid by us

DIVIDEND REINVESTMENT PLAN

We have adopted a DRIP that provides for the reinvestment of dividends on behalf of our registered shareholders who hold their shares with Equiniti Trust Company, LLC, the plan administrator and our transfer agent and registrar. As a result, if we declare a cash dividend, our registered shareholders who have “opted in” to our DRIP by the dividend record date will have their cash dividend automatically reinvested into additional shares of our common stock.

In addition to reinvestment of dividends, participating shareholders have the option of purchasing additional shares of common stock on a periodic basis through our DRIP. A participating shareholders may elect to invest from $100 to $10,000 in any calendar month into the DRIP by sending occasional cash payments or by authorizing monthly automatic cash withdrawals from the participants checking, savings or other bank accounts.

In order to participate in the DRIP, a holder of record of 25 or more shares must sign and return an authorization form to the plan administrator.

The share requirements of our DRIP may be satisfied through open market purchases of common stock by the plan administrator. Shares purchased in the open market to satisfy the DRIP requirements will be valued based upon the average price of the applicable shares purchased by the plan administrator, before any associated brokerage or other costs.

Participants in the DRIP will only pay their share of brokerage costs. We will pay the plan administrator’s fees under the DRIP.

Shareholders who receive dividends in the form of stock generally are subject to the same U.S. federal, state and local tax consequences as are shareholders who elect to receive their dividends in cash. A shareholder’s adjusted tax basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the shareholder. Any stock received in a dividend will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. shareholder’s account.

Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.equiniti.com/us/ast-access, by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at Equiniti Trust Company, LLC, Plan Administration, P.O. Box 10027, Newark, New Jersey 07101 or by calling the plan administrators at (888) 666-0141. If notice of termination is received less than five (5) business days before a dividend record date, the plan administrator may not be able to process participant’s notice until after the reinvestment of that dividend.

We may terminate the plan upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the plan should be directed to the plan administrator by mail at Equiniti Trust Company, LLC, Plan Administration, P.O. Box 10027, Newark, New Jersey 07101 or by telephone at (888) 666-0141.

DESCRIPTION OF COMMON STOCK

Please refer to Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which is incorporated by reference into this prospectus, for a description of our common stock. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our common stock being offered.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default-Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.

This section includes a description of the material provisions of the indenture. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture, including any supplemental indenture applicable to the debt securities, because it, and not this description, defines rights of a holder of debt securities. See “Available Information” for information on how to obtain a copy of the indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including, among other things:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $2,000 and integral multiple of $1,000 thereof);
•the provision for any sinking fund;
•any restrictive covenants;
•any events of default;
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance, covenant defeasance or discharge;
•any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interests;
•the listing, if any, on a securities exchange; and
•any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of debt. In accordance with the 1940 Act, on April 25, 2018, the Board unanimously approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. As a result, the minimum asset coverage ratio applicable to the Company was decreased from 200% to 150%, which became effective on April 25, 2019. The Board also approved a resolution that limits the Company’s issuance of senior securities such that the asset coverage ratio, taking into account such issuance, would not be less than 166%, at any time after the effective date. For a discussion of the risks involved with incurring additional leverage, see “Risk Factors” in our annual, quarterly and other reports filed with the SEC from time to time. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities”. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “ – Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

We expect that we will usually issue debt securities in book entry only form represented by global securities and will specify the method of issuance in the applicable prospectus supplement.
Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms also may include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment

Unless otherwise specified in the prospectus supplement, we will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the applicable prospectus supplement or supplemental indenture relating to such debt securities states otherwise):
•we do not pay the principal of, or any premium on, a debt security of the series on its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we do not deposit any sinking fund payment in respect of debt securities of the series within 2 business days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;
•we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and, in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days;
•any series of debt securities issued under the indenture has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months; giving effect to any exemptive relief granted to us by the SEC; or
•any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.

Remedies if an Event of Default Occurs

Unless the prospectus supplement specifies otherwise, if an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable, but does not entitle any holder to any redemption payout or redemption premium. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal or payments that have become due solely by reason of such acceleration) and certain other amounts, and (2) all Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•you must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than:
•in respect of the payment of principal, any premium or interest; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;
•the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
•we must deliver certain certificates and documents to the trustee; and
•we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Notwithstanding any of the foregoing, any subsidiary of ours may consolidate with, merge into or transfer all or part of its property and assets to other subsidiaries of ours or to us. Additionally, this covenant shall not apply to: (1) our merger or the merger of one of our subsidiaries with an affiliate solely for the purpose of reincorporating in another jurisdiction; (2) any conversion by us or a subsidiary from an entity formed under the laws of one state to any entity formed under the laws of another state; (3) any conversion by us or a subsidiary from a limited liability company, corporation, limited partnership or similar entity to a limited liability company, corporation, limited partnership or similar entity, whether the converting entity and converted entity are formed under the laws of the same state or a different state; or (4) any combination of (1) through (3) above.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of, or interest on, a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the outstanding debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of debt securities required to satisfy quorum or voting requirements at a meeting of holders;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, corrections in the indenture to match this “Description of our Debt Securities” or a similar section in any prospectus supplement, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities also will not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “Indenture Provisions-Subordination” below. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;
•we must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
•defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law or we obtain ruling from the U.S. Internal Revenue Service (the “IRS”), as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
•we must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions — Subordination.”

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in minimum denominations of $2,000 and increased amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We also may approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We also may refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions-Subordination and Senior Indebtedness

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
•renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other indebtedness outstanding as of a recent date.

Secured Indebtedness

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. In the event of a distribution of our assets upon our insolvency, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) serves as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Procedures

Unless otherwise specified in the applicable prospectus supplement, the Depository Trust Company, or DTC, will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has Standard & Poor’s Ratings Services’ highest rating: AAA. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This summary does not purport to be a complete description of the income tax considerations applicable to us or to investors holding our common stock. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares, persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction, United States expatriates, “controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax, real estate investment trusts, personal holding companies, persons required to accelerate the recognition of gross income as a result of such income being recognized on an applicable financial statement, and persons who acquire an interest in us in connection with the performance of services. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of investment, which may differ substantially from those described herein. This summary assumes that investors hold shares of our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This summary does not discuss any aspects of U.S. federal estate or gift taxation or foreign, state or local taxation. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of our discussion, a “U.S. shareholder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•a citizen or individual resident of the United States;
•a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof of, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. shareholder” means a beneficial owner of shares of our common stock that is neither a U.S. shareholder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. A prospective shareholder that is a partner in a partnership holding shares of our common stock should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our common stock will depend on the facts of such investor's particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Taxation as a Regulated Investment Company

Election to be Taxed as a Regulated Investment Company

We have elected, and intend to qualify annually, to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally are not subject to U.S. federal income tax on any income that we timely distribute to our shareholders from our tax earnings and profits. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset-diversification requirements (as described below). In addition, in order to qualify for RIC tax treatment, we must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gain over realized net long-term capital loss, (the “Annual Distribution Requirement”). Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year distributions into the next year. In such case, we generally will be subject to U.S. federal income tax imposed at corporate rates on our undistributed taxable income and may be subject to U.S. federal excise, state, local and foreign taxes.

Taxation as a RIC

Provided that we qualify as a RIC, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (which we define as net long-term capital gain in excess of net short-term capital loss) that we timely distribute (or are deemed to distribute) to shareholders. We will be subject to U.S. federal income tax at the regular corporate tax rate on any income or capital gain not distributed (or deemed distributed) to our shareholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income, unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the calendar year ended December 31 and (3) any net ordinary income and capital gain net income that we recognized, but did not distribute, in preceding years and on which we paid no U.S. federal income tax.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•meet the Annual Distribution Requirement;
•qualify to be treated as a BDC or be registered as a management investment company under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or foreign currencies or other income derived with respect to our business of investing in such stock, securities or currencies and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or the "90% Income Test"; and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and
•no more than 25% of the value of our assets is invested in (1) the securities, other than U.S. Government securities or securities of other RICs, of one issuer, (2) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (3) the securities of one or more “qualified publicly traded partnerships” (collectively, the "Diversification Tests").

To the extent that we invest in entities or arrangements treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), we generally must include the items of gross income derived by these partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by us directly. In addition, we generally must take into account our proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which we are a partner for purposes of the Diversification Tests.

To facilitate our compliance with the 90% Income Test, we have established a wholly-owned subsidiary that is treated as a corporation for U.S. federal income tax purposes to hold assets from which we do not anticipate earning dividend, interest or other income under the 90% Income Test (the “Taxable Subsidiary”). We may establish additional subsidiaries for the same purpose in the future. Any investments held through the Taxable Subsidiary generally are subject to U.S. federal income, as well as state, local, and other taxes, and therefore we can expect to achieve a reduced after-tax yield on such investments.

We may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (including debt instruments with payment-in-kind interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount or payment-in-kind interest that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the Annual Distribution Requirement necessary to obtain and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to U.S. federal income tax.

Furthermore, a portfolio company in which we invest may face financial difficulty that requires us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss.

Investments by us in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes, and therefore, our yield on any such securities may be reduced by such non-U.S. taxes. Shareholders generally will not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by us.

We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. Under the 1940 Act, we are not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation as a Business Development Company” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings we make with the SEC. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

As a RIC, we are not permitted to carry forward or carry back a net operating loss for purposes of computing our investment company taxable income in other taxable years. U.S. federal income tax law generally permits a RIC to carry forward (1) the excess of its net short-term capital loss over its net long-term capital gain for a given year as a short-term capital loss arising on the first day of the following year and (2) the excess of its net long-term capital loss over its net short-term capital gain for a given year as a long-term capital loss arising on the first day of the following year. Future transactions we engage in may cause our ability to use any capital loss carryforwards, and unrealized losses once realized, to be limited under Section 382 of the Code. Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (4) cause us to recognize income or gain without a corresponding receipt of cash, (5) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (6) adversely alter the characterization of certain complex financial transactions and (7) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.

As described above, to the extent that we invest in equity securities of entities or arrangements that are treated as partnerships for U.S. federal income tax purposes, the effect of such investments for purposes of the 90% Income Test and the Diversification Tests will depend on whether or not the partnership is a “qualified publicly traded partnership” (as defined in the Code). If the entity or arrangement is a “qualified publicly traded partnership,” the net income derived from such investments will be qualifying income for purposes of the 90% Income Test and will constitute “securities” for purposes of the Diversification Tests. If the entity or arrangement is not treated as a “qualified publicly traded partnership,” however, the consequences of an investment in the partnership will depend upon the amount and type of income and assets of the partnership allocable to us. The income derived from such investments may not be qualifying income for purposes of the 90% Income Test and, therefore, could adversely affect our qualification as a RIC. We intend to monitor our investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent our disqualification as a RIC.

We may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring us to purchase or sell securities, or otherwise change our portfolio, in order to comply with the tax rules applicable to RICs under the Code.

In accordance with certain applicable Treasury regulations and published guidance by the IRS, a publicly offered RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each shareholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all shareholders must be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution must be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any shareholder, electing to receive cash, receive less than the lesser of: (a) the portion of the distribution such shareholder has elected to receive in cash; or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. We may pay dividends in shares of our stock in accordance with these Treasury regulations or published guidance.

Failure to Maintain RIC Tax Treatment

If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year, we may nevertheless continue to qualify as a RIC for that year if certain relief provisions are applicable (which may, among other things, require us to pay U.S. federal income tax imposed at corporate rates or to dispose of certain assets).

If we were unable to maintain tax treatment as a RIC, we would be subject to U.S. federal income tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to shareholders, nor would they be required to be made. Distributions would generally be taxable to our shareholders as dividend income to the extent of our current and accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, corporate distributees may be eligible for the dividends-received deduction, and non-corporate distributees generally may be able to treat such dividends as "qualified dividend income," which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain.

To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our shareholders our earnings and profits attributable to non-RIC years. In addition, if we fail to meet the RIC requirements for more than two consecutive years and then seek to re-qualify as a RIC, we would be subject to U.S. federal income tax on any built-in gain recognized during the succeeding 5-year period unless we made a special election to recognize all built-in gain upon our re-qualification as a RIC and to pay the U.S. federal income tax on such built-in gain.

Taxation of U.S. Shareholders

Whether an investment in shares of our common stock is appropriate for a U.S. shareholder will depend upon that shareholder’s particular circumstances. An investment in shares of our common stock by a U.S. shareholder may have adverse tax consequences. U.S. shareholders should consult their own tax advisors before making an investment in our common stock.

Distributions by us are generally taxable to U.S. shareholders as ordinary income or capital gain. Distributions of our “investment company taxable income” (which generally is our ordinary income excluding net capital gain) will be taxable as ordinary income to U.S. shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate U.S. shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for taxation at the reduced U.S. federal income tax rates applicable to “qualifying dividends,” provided that we properly report such distribution as “qualified dividend income” in a written statement furnished to our shareholders and certain holding period and other requirements are satisfied. In this regard, it is not anticipated that a significant portion of distributions paid by us will be attributable to qualifying dividends; therefore, our distributions generally will not qualify for the preferential rates applicable to qualified dividend income. Distributions of our net capital gain (which generally is our net long-term capital gain in excess of net short-term capital loss) properly designated by us as “capital gain dividends” will be taxable to a U.S. shareholder as long-term capital gain (at a maximum U.S. federal income tax rate of 20% in the case of individuals, trusts or estates), regardless of the U.S. shareholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gain to such U.S. shareholder.

In lieu of actually distributing our realized net capital gains, we may retain some or all of our long-term capital gain and elect to be deemed to have made a distribution of the retained portion to our shareholders (a “deemed distribution”). In that case, among other consequences, we will pay tax on the retained amount, each U.S. shareholder will be required to include his, her or its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s adjusted tax basis for his, her or its common stock. We expect to pay tax on any retained capital gain at our regular corporate tax rate. If the amount of tax that we pay and for which a shareholder receives a credit exceeds the tax a shareholder owes on the retained net capital gain, such excess generally may be claimed as a credit against the U.S. shareholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for U.S. federal income tax. A shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. shareholders on December 31 of the year in which the dividend was declared.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution, and the investor will be subject to tax on the distribution even though it represents a return of his, her or its investment.

A U.S. shareholder generally will recognize taxable gain or loss if the shareholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange therefor. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. The ability to otherwise deduct capital loss may be subject to other limitations under the Code.

In general, non-corporate U.S. shareholders, including individuals, trusts and estates, are subject to U.S. federal income tax at a maximum rate of 20% on their net capital gain, or the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% corporate tax rate, which also applies to ordinary income. Non-corporate U.S. shareholders with net capital loss for a year (which we define as capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital loss of a noncorporate shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. shareholders generally may not deduct any net capital loss for a year, but may carry back such losses for three years or carry forward such losses for five years.

Certain U.S. shareholders who are individuals, estates or trusts generally are subject to a 3.8% Medicare surtax on the lesser of (1) the U.S. shareholder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S shareholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. shareholder’s net investment income generally includes its dividends on, and capital gain from the sale or other disposition of, shares of our common stock.
A “publicly offered” RIC is a RIC whose shares are either (1) continuously offered pursuant to a public offering, (2) regularly traded on an established securities market or (3) held by at least 500 persons at all times during the taxable year. If we are not a publicly offered RIC for any period, a non-corporate U.S. shareholder’s pro rata portion of our affected expenses, including our management fees, will be treated as an additional dividend to the shareholder and will be deductible by such shareholder only to the extent permitted under the limitations described below. For non-corporate U.S. shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are not currently deductible by individuals, and for taxable years beginning on or after January 1, 2026, will be deductible only to individuals to the extent they exceed 2.0% of such a shareholder’s adjusted gross income, and are not deductible for AMT purposes. Because we anticipate that shares of our common stock will continue to be regularly traded on an established securities market, we anticipate that we will continue to qualify as a “publicly offered regulated investment company.”

We, or the applicable withholding agent, will send to each of our U.S. shareholders, as promptly as possible after the end of each calendar year, a written statement detailing the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to qualifying dividends. Distributions also may be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation.

Unless an exemption applies, we may be required to withhold U.S. federal income tax, or backup withholding, from all taxable distributions to any U.S. shareholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s U.S. taxpayer identification number generally is his or her social security number. Backup withholding is not an additional tax, and any amount withheld may be refunded or credited against a U.S. shareholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

Under U.S. Treasury regulations, if a U.S. shareholder recognizes a loss with respect to shares of our common stock of $2 million or more for an individual, subchapter S corporation, trust or a partnership with at least one non-corporate partner or $10 million or more for a shareholder that is either a corporation or a partnership with only corporate partners in any single taxable year (or a greater loss over a combination of years), the shareholder must file with the IRS a disclosure statement on IRS Form 8886 (or successor form). Direct shareholders of portfolio securities in many cases are exempted from this reporting requirement, but under current guidance, shareholders of a RIC are not exempted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States also may have a similar reporting requirement. Shareholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Shareholders

Whether an investment in shares of our common stock is appropriate for a Non-U.S. shareholder will depend upon that shareholder’s particular circumstances. An investment in shares of our common stock by a Non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisors before investing in our common stock.

Distributions of our “investment company taxable income” to Non-U.S. shareholders that are not “effectively connected” with the conduct of a U.S. trade or business by the Non-U.S. shareholder, generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits, unless an applicable exception applies. An exception will apply to any dividends that are properly reported by us as “interest-related dividends” or “short-term capital gain dividends.” In general, we may report a dividend as an interest-related dividend to the extent it is attributable to our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, reduced by expenses that are allocable to such income), or we may report a dividend as a short-term capital gain dividend to the extent it is attributable to our “qualified short-term capital gains” (generally, the excess of our realized net short-term capital gain over our realized net long-term capital loss for such taxable year). Depending on the circumstances, we may report all, some or none of our potentially eligible dividends as interest-related dividends or short-term capital gain dividends. However, we cannot determine what portion of our distributions (if any) will be eligible for this exemption until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exemption. In the case of shares held through an intermediary, the intermediary could withhold even if we report the payment as eligible for this exemption. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of our net capital gain to a Non-U.S. shareholder, and gains realized by a Non-U.S. shareholder upon the sale or redemption of our common stock, will not be subject to U.S. federal income tax unless the distributions or gains are effectively connected with the conduct of a U.S. trade or business by the Non-U.S. shareholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States, or, in the case of an individual, the Non-U.S. shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gain deemed to have been distributed. In order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. Accordingly, investment in shares of our common stock may not be appropriate for a Non-U.S. shareholder.

Distributions of our “investment company taxable income” and net capital gain (including deemed distributions) to Non-U.S. shareholders, and gain realized by Non-U.S. shareholders upon the sale of our common stock that is “effectively connected” with the conduct of a U.S. trade or business by the Non-U.S. shareholder (or if an income tax treaty applies, attributable to a “permanent establishment” in the United States), will be subject to U.S. federal income tax on a net-basis at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate Non-U.S. shareholders also may be subject to an additional branch profits tax at a rate of 30% imposed by the Code (or such lower rate provided by an applicable treaty). In the case of a non-corporate Non-U.S. shareholder, we may be required to withhold U.S. federal income tax from distributions that are otherwise exempt from withholding tax (or taxable at a reduced rate) unless the Non-U.S. shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

The tax consequences to a Non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. shareholders are advised to consult with their own tax advisers with respect to the particular tax consequences to them of an investment in shares of our common stock.

A Non-U.S. shareholder who is a nonresident alien individual may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. shareholder provides us or the dividend paying agent with an IRS Form W-8BEN or W-8BEN-E, as applicable (or an acceptable substitute or successor form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. shareholder or otherwise establishes an exemption from backup withholding.

Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our common stock.

FATCA

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Department of the Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends, the U.S. Department of the Treasury has indicated in subsequent proposed regulations its intent to eliminate this requirement. These proposed regulations state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and financial information associated with the holder’s account. Subject to certain exceptions, FATCA also imposes a 30% withholding tax on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a shareholder and the status of the intermediaries through which they hold their shares, shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and potentially proceeds from the sale of their shares. Under certain circumstances, a shareholder might be eligible for refunds or credits of such taxes.

REGULATION

The information in “Part I, Item 1. Business – Regulation as a Business Development Company” and “Part I, Item 1. Business – Regulation as a Small Business Investment Company” of our most recent Annual Report on Form 10-K is incorporated herein by reference.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings, our common stock or debt securities in one or more underwritten public offerings, “at the market offerings” to or through a market maker or into an existing trading market for the securities, on an exchange, or otherwise negotiated transactions, block trades, best efforts, auctions or a combination of these methods. The holders of our common stock will indirectly bear any fees and expenses in connection with any such offerings. We may sell the securities through underwriters or dealers, directly to one or more purchasers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements also will describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. In addition, we may enter into registration rights agreements or other similar agreements in the future pursuant to which certain of our shareholders may resell our securities under this prospectus and as described in any related prospectus supplement.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock less any underwriting commissions or discounts must equal or exceed the NAV per share of our common stock except (i) with the consent of the majority of our voting securities or (ii) under such other circumstances as the SEC may permit. We did not seek shareholder authorization to issue common stock at a price below NAV per share at our 2024 annual meeting of shareholders.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on Nasdaq. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The maximum amount of any compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. will not be greater than 10% for the sale of any securities being registered.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under custody agreements by U.S. Bank National Association, whose address is 8 Greenway Plaza, Suite 1100, Houston, Texas 77046. Equiniti Trust Company, LLC acts as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 48 Wall Street, New York 10005, telephone number: (800) 937-5449.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Because we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. Our investment team is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. We do not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided. We did not pay any brokerage commissions during the three years ended March 31, 2024.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters will be passed upon for underwriters, if any, by the counsel named in the prospectus supplement, if any.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Capital Southwest Corporation and its subsidiaries as of the year ended March 31, 2024 and for each of the three years in the period ended March 31, 2024 and the related Schedule of Investments in and Advances to Affiliates in Schedule 12-14 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended March 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon (which report expresses an unqualified opinion) incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing. The senior securities table as of March 31, 2024, 2023, 2022, 2021, 2020, 2019 and 2018 of Capital Southwest Corporation and subsidiaries, incorporated by reference in this prospectus, has been so included in reliance upon the report of RSM US LLP, an independent registered public accounting firm. RSM US LLP’s principal business address is 30 South Wacker, Chicago, Illinois 60606.

The senior securities table as of March 31, 2017 of Capital Southwest Corporation and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement has been incorporated by reference in reliance upon the report of Capital Southwest Corporation's former independent registered public accounting firm.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and other information previously filed with the SEC.

The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 21, 2024;

•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024;

•our Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on May 21, 2024, July 17, 2024, July 26, 2024, and September 12, 2024;

•our Definitive Proxy Statement on Schedule 14A (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024), filed with the SEC on May 31, 2024; and

•the description of our Common Stock referenced in our Registration Statement on Form 8-A, as filed with the SEC on April 28, 1961, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information.”

AVAILABLE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge on our website at www.capitalsouthwest.com or by calling us at (214) 238-5700 or. Information contained on our website is not incorporated into this prospectus and you should not consider such information to be part of this document. The SEC maintains a website (www.sec.gov) that contains such information.

You can request a copy of any of our SEC filings, including those incorporated by reference herein, at no cost, by writing or telephoning us at the following address or telephone number:

Capital Southwest Corporation
8333 Douglas Avenue, Suite 1100,
Dallas, Texas 75225
(214) 238-5700
Attn: Secretary

$200,000,000
5.125% Convertible Notes due 2029

PROSPECTUS SUPPLEMENT
November 4, 2024

Sole Book-Running Manager

Oppenheimer & Co.

Co-Managers

B. Riley Securities	ING